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                                                                    EXHIBIT 2.10

                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                                    FNB CORP.

                                       and

                               ROWAN BANCORP, INC.

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 11th day of February, 2002 by and between ROWAN BANCORP, INC., a North Carolina corporation and registered bank holding company ("Rowan"), and FNB CORP., a North Carolina corporation and registered bank holding company ("FNB");

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the parties hereto have agreed that it is in their mutual best interests and in the best interests of their respective shareholders for FNB Acquisition Corp., a corporation to be organized under the laws of the State of North Carolina as a wholly owned subsidiary of FNB (the "Merger Sub"), to be merged with and into Rowan pursuant to a plan of merger (the "Plan of Merger") in the form attached hereto as Schedule A, which Merger shall be immediately
                               ----------
followed by the merger of Rowan with and into FNB, and the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger and transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions, covenants and promises herein contained, and subject to the terms and conditions hereof, the parties hereto mutually agree as follows:

                              ARTICLE I. THE MERGER

     1.1  Merger. Subject to the provisions of this Agreement and the Plan of
          ------
Merger, as of the Effective Time (as defined in Section 1.12 hereof), Merger Sub shall be merged with and into Rowan (the "Merger"), the separate corporate existence of Merger Sub shall cease and the corporate existence of Rowan, as the surviving corporation in the Merger, shall continue under the laws of the State of North Carolina. Rowan, as the surviving corporation in the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effect of the Merger. At the Effective Time and by reason of the
          --------------------
Merger, and in accordance with applicable law, all of the property, assets and rights of every kind and character of Merger Sub and of Rowan including, without limitation, its stock in its wholly owned subsidiary, Rowan Savings Bank SSB, Inc. ("Rowan Bank"), and all real, personal or mixed property, all debts due on whatever account, all other choses in action and every other interest of or belonging to or due to Rowan, whether tangible or intangible, shall vest in the Surviving

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Corporation, and the Surviving Corporation shall succeed to all the rights, privileges, immunities, powers, purposes and franchises of a public or private nature of Rowan and Merger Sub, all without any conveyance, assignment or further act or deed; and the Surviving Corporation shall become responsible for all of the liabilities, duties and obligations of every kind, nature and description of Rowan and Merger Sub as of the Effective Time.

     1.3  Articles of Incorporation, Bylaws and Management. The Articles of
          ------------------------------------------------
Incorporation and bylaws of Rowan in effect at the Effective Time shall be the Articles of Incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with applicable laws. The officers and directors of Rowan at the Effective Time shall continue to hold such offices and positions of the Surviving Corporation until removed as provided by law or until the election or appointment of their respective successors.

     1.4  Conversion of Shares.
          --------------------

          (a) Rowan Stock. Except as otherwise provided herein, at the Effective
              -----------
Time, all rights of Rowan's shareholders with respect to all then outstanding shares of the common stock of Rowan, no par value ("Rowan Stock"), shall cease to exist, and the holders of shares of Rowan Stock shall cease to be, and shall have no further rights as, shareholders of Rowan. At the Effective Time, each such outstanding share of Rowan Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Rowan, FNB or any of their subsidiaries, which shall be canceled in the Merger, and for Dissenting Shares (as defined in Section 1.9)) shall be converted, without any action on the part of the holder of such shares, into the right to receive the Merger Consideration (as defined in Section 1.5) in accordance with this Article
I. Following the Effective Time, certificates representing shares of Rowan Stock outstanding at the Effective Time shall evidence only the right of the registered holder thereof to receive, and may be exchanged for, the Merger Consideration.

          (b) Outstanding FNB Stock. Each share of common stock of FNB, par
              ---------------------
value $2.50 ("FNB Stock"), issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall not be affected by the Merger.

          (c) Merger Sub Stock. Each share of common stock of Merger Sub issued
              ----------------
and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     1.5  Merger Consideration.
          --------------------

          (a) Per Share Consideration. Subject to the provisions of this Article
              -----------------------
I, at the Effective Time each outstanding share of Rowan Stock (except for shares held, other than in a fiduciary capacity or as a result of debts previously contracted, by Rowan, FNB or any of their subsidiaries and for Dissenting Shares) shall cease to represent any interest (equity, shareholder or otherwise) in Rowan and shall automatically be converted exclusively into the right to receive, at the election of the holder thereof, either: (A) $36.00 in cash, without interest; (B) 2.3715 shares (the "Exchange Ratio") of FNB Stock; or (C) 55% of the cash amount set forth in clause (A) above and a number of shares of FNB Stock equal to 45% of the Exchange Ratio; provided,

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however, that a holder of Rowan Stock may, pursuant to Section 1.6, make no election, in which case such shares of Rowan Stock held by such holder shall be converted exclusively into the right to receive the consideration set forth in
Section 1.6(e) below with respect to Non-Election Shares (as defined in Section 1.6(b)). The amount of cash into which shares of Rowan Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as "Cash Consideration," and the number of shares of FNB Stock into which shares of Rowan Stock shall be converted pursuant to this Agreement is sometimes hereinafter referred to as "Stock Consideration." The Cash Consideration and Stock Consideration are sometimes referred to herein collectively as the "Merger Consideration." No share of Rowan Stock, other than Dissenting Shares (as defined in Section 1.9), shall be deemed to be outstanding or have any rights other than those set forth in this Section 1.5(a) after the Effective Time. The Exchange Ratio is subject to possible adjustment in accordance with Section 1.5(c) below.

          (b) Fractional Shares. Notwithstanding any other provision of this
              -----------------
Agreement, each holder of shares of Rowan Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Stock (after taking into account all certificates delivered by such holder under Sections 1.6(c) and 1.8(a) below and the elections made pursuant to Section 1.6) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Stock multiplied by the market value of one share of FNB Stock at the Effective Time. The market value of one share of FNB Stock at the Effective Time shall be the last sale price of FNB Stock on Nasdaq Stock Market, Inc. National Market System ("Nasdaq") as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FNB, on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          (c) Anti-Dilution Provisions. In the event FNB changes the number of
              ------------------------
shares of FNB Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, combination, exchange of shares, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, recapitalization, reclassification, combination, exchange of shares, or similar transaction for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted to reflect such change.

     1.6  Election and Allocation Procedures.
          ----------------------------------

          (a) An election form (an "Election Form") and other appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Rowan Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent (as hereinafter defined) in such form as Rowan and FNB shall mutually agree shall be mailed on the Mailing Date (as defined below) to each shareholder of record of Rowan. The "Mailing Date" shall be the date on which proxy materials relating to the Merger are mailed to holders of shares of Rowan Stock.

          (b) Each Election Form shall entitle the holder of shares of Rowan Stock (or the beneficial owner through appropriate and customary documentation and instructions) to (i)

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elect to receive the Cash Consideration for all of such holder's shares (a "Cash
Election"), (ii)elect to receive the Stock Consideration for all of such holder's shares (a "Stock Election"), (iii)elect to receive Merger Consideration in accordance with clause (C) of the first sentence of Section 1.5(a) (a "Mixed Election"), or (iv) make no election or to indicate that such holder has no preference as to the receipt of the Cash Consideration or the Stock
Consideration (a "Non-Election"). Shareholders of record of Rowan who hold shares of Rowan Stock as nominees, trustees or in other representative capacities may submit multiple Election Forms, provided that such representative certifies that each such Election Form covers all the shares of Rowan Stock held by that representative for a particular beneficial owner. Shares of Rowan Stock in respect of which a Cash Election shall have been made are referred to herein as "Cash Election Shares." Shares of Rowan Stock in respect of which a Stock Election shall have been made are referred to herein as "Stock Election Shares." Shares of Rowan Stock in respect of which no election shall have been made are referred to as "Non-Election Shares." The aggregate number of shares of Rowan Stock with respect to which a Stock Election shall have been made is referred to herein as the "Stock Election Number." Shares of Rowan Stock with respect to which a Mixed Election shall have been made shall not be deemed either Stock Election Shares or Cash Election Shares, but shall in all events be converted into the right to receive the Merger Consideration as specified in subsection
(e) of this Section 1.6.

          (c) To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5:00 p.m. North Carolina time on the last business day prior to the date of the shareholders' meeting contemplated by Section 4.3(a) (or such other time and date as Rowan and FNB may mutually agree) (the "Election Deadline"). An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and, if required by FNB pursuant to Section 1.8(b), indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Rowan Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Rowan shareholder may at any time prior to the Election Deadline change his or her election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Election Form. Any Rowan shareholder may, at any time prior to the Election Deadline, revoke his or her election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her certificates, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All elections shall be revoked automatically if the Exchange Agent is notified in writing by FNB and Rowan that this Agreement has been terminated. If a Rowan shareholder either (i) does not submit a properly completed Election Form by the Election Deadline, or (ii) revokes its Election Form prior to the Election Deadline, the shares of Rowan Stock held by such shareholder shall be designated Non-Election Shares. FNB shall cause the certificates representing Rowan Stock described in clause (ii) above to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.

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          (d) Notwithstanding any other provision contained in this Agreement,
45% (the "Stock Conversion Number") of the total number of shares of Rowan Stock outstanding at the Effective Time to be converted into Merger Consideration pursuant to Section 1.5(a) excluding such shares as may be subject to an effective Mixed Election (the "Adjustable Conversion Shares"), shall be converted into the Stock Consideration and the remaining Adjustable Conversion Shares shall be converted into the Cash Consideration (in each case, excluding shares of Rowan Stock to be canceled as provided in Section 1.4(a) and Dissenting Shares); provided, however, that for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code and in order that the Merger will not fail to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, as reasonably determined by counsel to FNB, FNB shall increase the number of Adjustable Conversion Shares that will be converted into the Stock Consideration and reduce the number of Adjustable Conversion Shares that will be converted into the right to receive the Cash Consideration.

          (e) Within five business days after the later to occur of the Election Deadline or the Effective Time, FNB shall cause the Exchange Agent to effect the allocation among holders of Rowan Stock of rights to receive the Cash Consideration and the Stock Consideration as follows:

               (i) In any event, all shares of Rowan Stock with respect to which a Mixed Election shall have been made shall be converted into 55% of the amount of cash set forth in clause (A) of the first sentence of
          Section 1.5(a) and a number of shares of FNB Stock equal to 45% of the Exchange Ratio;

               (ii) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder's Stock Election Shares being converted into the right to receive the Cash Consideration; and

               (iii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the "Shortfall Number"), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-election Shares and Cash Election Shares shall be treated in the following manner:

                    (A) If the Shortfall Number is less than or equal to the
               number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of Non-Election Shares shall receive the Stock Consideration in respect of that

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               number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder's Non-Election Shares being converted into the right to receive the Cash Consideration; or

                    (B) If the Shortfall Number exceeds the number of
               Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder's Cash Election Shares being converted into the right to receive the Cash Consideration.

For purposes of this Section 1.6(e), if FNB is obligated to increase the number of Adjustable Conversion Shares to be converted into shares of FNB Stock as a result of the application of the last clause of Section 1.6(d) above, then the higher number shall be the Stock Conversion Number in the calculations set forth in this Section 1.6(e).

     1.7  Closing Payment. As of the Effective Time, FNB shall deposit, or shall
          ---------------
cause to be deposited, with First National Bank and Trust Company, a national bank wholly owned by FNB ("First National") and transfer agent of FNB Stock (the "Exchange Agent"), for the benefit of each holder of Rowan Stock for exchange in accordance with this Article I, (i) certificates representing the aggregate number of whole shares of FNB Stock to be issued as Stock Consideration, and
(ii) an aggregate amount of cash to be delivered to holders of Rowan Stock as Cash Consideration and in lieu of any fractional shares, to be issued and paid pursuant to this Article I for outstanding shares of Rowan Stock (such certificates for shares of FNB Stock and such cash are referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions in accordance with this Article I, deliver the FNB Stock and cash contemplated to be issued with respect to Rowan Stock out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by FNB, on a daily basis. Any interest and other income resulting from such investments shall be paid to FNB.

     1.8  Exchange of Shares.
          ------------------

          (a) Exchange Procedures. After the Effective Time, FNB shall cause the
              -------------------
Exchange Agent to mail to the shareholders of Rowan of record at the Effective Time who did not previously submit a completed Election Form transmittal materials and other appropriate written instructions (collectively, a "Transmittal Letter") (which shall specify that delivery shall be effected, and risk of loss and title to the certificate representing shares of Rowan Stock prior to such Effective Time shall pass, only upon proper delivery of such certificates to the Exchange

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Agent and which shall be in such form and have such other provisions as FNB may reasonably specify). After the Effective Time and upon the proper surrender of certificate(s) representing shares of Rowan Stock to the Exchange Agent, together with a properly completed and duly executed Transmittal Letter or, as applicable, Election Form, the holder of such certificate(s) shall be entitled to receive in exchange therefor the number of shares of FNB Stock and the cash to which such holder is entitled hereunder (including any cash payments to which such holder is entitled hereunder in respect of rights to receive fractional shares and any dividends or other distributions to which such holder is entitled pursuant to Section 1.8(c)), subject to any required withholding of applicable taxes. Neither FNB nor the Exchange Agent shall be obligated to deliver any of such payments in cash or stock until such holder surrenders the certificate(s) representing such holder's shares. The certificate(s) so surrendered shall be duly endorsed as the Exchange Agent may require. If there is a transfer of ownership of any shares of Rowan Stock not registered in the transfer records of Rowan, the Merger Consideration shall be issued to the transferee thereof if the certificates representing such Rowan Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of FNB and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Any portion of the Exchange Fund which remains undistributed to the holders of certificates representing Rowan Stock for six months after the Effective Time shall be delivered to FNB, upon demand, and any shareholders of Rowan who have not previously complied with the provisions of this Article I shall thereafter look only to FNB for payment of their claim for FNB Stock and/or cash and any dividends or distributions with respect to FNB Stock. Any portion of the Exchange Fund remaining unclaimed by holders of Rowan Stock five years after the Effective Time (or such earlier date immediately prior to such time as such portion would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of FNB free and clear of any claims or interest of any person previously entitled therein. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to any holder of shares of Rowan Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

          (b) Lost Certificates. Any shareholder of Rowan whose certificate
              -----------------
representing shares of Rowan Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of FNB Stock and/or any cash, including cash in lieu of fractional shares, to which he or she is entitled in accordance with and upon compliance with conditions reasonably imposed by the Exchange Agent or FNB (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity bond in form, substance and amount reasonably satisfactory to the Exchange Agent and
FNB).

          (c) Rights of Former Rowan Shareholders. At the Effective Time, the
              -----------------------------------
stock transfer books of Rowan shall be closed as to holders of Rowan Stock immediately prior to the Effective Time and no transfer of Rowan Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.8(a) of this Agreement, each certificate theretofore representing shares of Rowan Stock (other than shares to be canceled pursuant to Section 1.4(a) of this Agreement and Dissenting Shares) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration. If, after the Effective Time, certificates representing Rowan Stock are

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presented to Rowan, FNB or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article I. To the extent permitted by North Carolina law, former shareholders of record of Rowan shall be entitled to vote after the Effective Time at any meeting of shareholders of FNB the number of whole shares of FNB Stock into which their respective shares of Rowan Stock are converted, regardless of whether such holders have exchanged their certificates representing Rowan Stock for certificates representing FNB Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FNB Stock to be issued pursuant to the Merger, but beginning at the Effective Time no dividend or other distribution payable to the holders of record of FNB Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Rowan Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 1.8(a) of this Agreement; provided, however, that upon surrender of such Rowan Stock certificate (or compliance with Section 1.8(b) of this Agreement), the FNB Stock certificate, together with all undelivered dividends or other distributions (without interest) and any cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such Rowan Stock certificate.

     1.9  Dissenting Shares. Notwithstanding any other provision of this
          -----------------
Agreement to the contrary, shares of Rowan Stock that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded appraisal for such shares in accordance with
Article 13 of the North Carolina Business Corporation Act (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the appraised value of such shares held by them in accordance with the provisions of Article 13 of the North Carolina Business Corporation Act, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such shares under Article 13 of the North Carolina Business Corporation Act shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 1.8 of the certificate or certificates that, immediately prior to the Effective Time, evidenced such shares. Rowan shall give FNB (i)prompt notice of any written demands for appraisal of any shares of Rowan Stock, attempted withdrawals of such demands for appraisal or any other instruments served pursuant to Article 13 of the North Carolina Business Corporation Act and received by Rowan relating to shareholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under Article 13 of the North Carolina Business Corporation Act consistent with the obligations of Rowan thereunder. Rowan shall not, except with the prior written consent of FNB, (x) make any payment with respect to such demand, (y) offer to settle or settle any demand for appraisal, or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with Article 13 of the North Carolina Business Corporation Act.

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     1.10 Treatment of Rowan Stock Options.
          --------------------------------

          (a) At the Effective Time, FNB shall assume each option to purchase Rowan Stock granted and outstanding under the Rowan Bancorp, Inc. Incentive Stock Option Plan or the Rowan Bancorp, Inc. Non-Statutory Stock Option Plan (collectively, the "Rowan Option Plan"), whether or not then exercisable, in accordance with the terms of the Rowan Option Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time with respect to each such plan or agreement: (i) FNB shall be substituted for Rowan;
(ii) the FNB stock option committee shall be substituted for the compensation committee of the Rowan Board of Directors administering the Rowan Option Plan;
(iii) each stock option granted and outstanding under the Rowan Option Plan may be exercised solely for shares of FNB Stock; (iv) the number of shares of FNB Stock subject to each such stock option shall be the number of whole shares of FNB Stock (omitting any fractional share) determined by multiplying the number of shares of Rowan Stock subject to such stock option immediately prior to the Effective Time by the Exchange Ratio; and (v) the per share exercise price under each such stock option shall be adjusted by dividing the per share exercise price under each such stock option by the Exchange Ratio and rounding up to the nearest cent. In addition, each stock option which is an "incentive stock option" under the Rowan Option Plan shall be adjusted as required by Section 424 of the Code and the regulations promulgated thereunder so as to continue as an incentive stock option under Section 424(a) of the Code, and so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. FNB and Rowan shall take all necessary steps to effectuate the foregoing provisions of this Section 1.10, including appropriate amendments to the Rowan Option Plan if necessary.

          (b) As soon as practicable after the Effective Time, FNB shall deliver to each of the participants in the Rowan Option Plan an appropriate notice setting forth such participant's rights pursuant thereto, and the grants pursuant to the Rowan Option Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.10(a) after giving effect to the Merger). At or prior to the Effective Time, FNB shall take all corporate action necessary to reserve for issuance sufficient shares of FNB Stock for delivery upon exercise of the stock options assumed by it in accordance with this Section 1.10. Rowan hereby represents that the Rowan Option Plan in its current form complies with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, as in effect as of the date hereof.

          (c) As soon as practicable after the Effective Time, FNB will use its best efforts to cause the shares subject to options granted under the Rowan Option Plan prior to the Effective Time (or any substitute options) to be registered under the Securities Act of 1933, as amended (the "1933 Act"), on a Form S-8 (or equivalent successor form) registration statement.

     1.11 Closing. The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Schell Bray Aycock Abel & Livingston P.L.L.C. in Greensboro, North Carolina, or at such other place as FNB shall designate, on a date mutually agreeable to Rowan and FNB (the "Closing Date") after the expiration of any and all required waiting periods following the effective date of all required approvals of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the North Carolina Commissioner of Banks (the "Commissioner") and any other governmental or regulatory authorities (as soon as practicable, but in no event to be more than 60 days following the

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expiration of all such required waiting periods). At the Closing, FNB and Rowan shall take such actions (including, without limitation, the delivery of certain closing documents and the execution of Articles of Merger under North Carolina law) as are required herein and as otherwise shall be required by law to consummate the Merger and cause it to become effective.

     1.12 Effective Time. Subject to satisfaction or waiver of all conditions
          --------------
precedent set forth in this Agreement, the Merger shall become effective (the "Effective Time") on the date and at the time on which Articles of Merger containing the Plan of Merger and the other provisions required by, and executed in accordance with applicable North Carolina and applicable federal law shall have been accepted for filing by the Secretary of State of the State of North Carolina (or such later time as may be specified in the Articles of Merger); provided, however, that unless otherwise mutually agreed upon by the parties hereto, the Effective Time shall in no event be more than ten days following the Closing Date.

     1.13 Further Assurances. If at any time after the Effective Time FNB shall
          ------------------
consider or be advised that any further deeds, assignments or assurances in law or any other actions are necessary, desirable or proper to vest, perfect or confirm of record or otherwise, in the Surviving Corporation, the title to any property or rights of Rowan acquired or to be acquired by reason of, or as a result of, the Merger, Rowan, its subsidiaries and their officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in FNB and otherwise to carry out the purpose of this Agreement, and that the officers and directors of FNB are fully authorized and directed in the name of Rowan or otherwise to take any and all such actions.

               ARTICLE II. REPRESENTATIONS AND WARRANTIES OF ROWAN

     Except as otherwise specifically provided herein or as "Previously Disclosed" to FNB, Rowan hereby makes the following representations and warranties to FNB. ("Previously Disclosed" shall mean, as to Rowan, the disclosure of information in a letter delivered by Rowan to FNB specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent that a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

     2.1  Corporate Organization, Capacity and Authority.
          ----------------------------------------------

          (a) Organization. Rowan is a corporation duly organized and validly
              ------------
existing under the laws of the State of North Carolina and is registered with the Commissioner as a savings institution holding company and with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (b) Subsidiary. Rowan has one wholly owned subsidiary, Rowan Bank.
              ----------
Rowan Bank is sometimes referred to in this Agreement as the subsidiary of Rowan. Other than Rowan Bank, Rowan has no subsidiaries, direct or indirect, and does not own, directly or indirectly, any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in Rowan's investment portfolio and securities held in a fiduciary capacity.

          (c) Organization of Subsidiary. Rowan Bank is duly organized and
              --------------------------
validly existing under the laws of the State of North Carolina, and all of the outstanding capital stock of Rowan Bank is owned of record and beneficially, free and clear of all security interests and claims, by Rowan. All of the outstanding shares of capital stock of Rowan Bank are duly authorized, validly issued, fully paid and nonassessable.

          (d) Power and Authority. Each of Rowan and Rowan Bank has all
              -------------------
requisite power and authority (corporate and other) to own, lease and operate its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect (as defined herein) on Rowan and its subsidiary, and, to the best knowledge and belief of the management of Rowan, is not transacting business or operating any properties owned or leased by it in violation of any provision of federal, state or local law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on Rowan and its subsidiary. For purposes of this Article II, "Material Adverse Effect" shall mean: (a) with respect to references to Rowan, any change in the business of Rowan that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of Rowan, or (b) with respect to references to Rowan and its subsidiary, any change in the business of Rowan or its subsidiary that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of Rowan and its subsidiary considered as one enterprise.

          (e) Constituent Documents. Rowan has previously delivered to FNB true,
              ---------------------
accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of Rowan and Rowan Bank, including all amendments and proposed amendments thereto.

     2.2  Capital Stock. The authorized capital stock of Rowan consists of
          -------------
5,000,000 shares of common stock, no par value, of which 565,883 shares are issued and outstanding as of February 6, 2002, and 1,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. Other than the Rowan Stock, Rowan has no outstanding class of capital stock. Each outstanding share of Rowan Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder.

     2.3  Principal Shareholders. Except as Previously Disclosed, there are no
          -----------------------
persons or entities known to Rowan that own beneficially, directly or indirectly, more than 5% of the outstanding shares of Rowan Stock.

     2.4  Convertible Securities, Options, Etc. Except for the Rowan Option Plan
          ------------------------------------
and the stock options granted thereunder and the option granted to FNB pursuant to an option agreement of even date herewith (the "FNB Option"), Rowan does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of Rowan Stock or any other securities of Rowan, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of Rowan Stock or any other securities of Rowan, or (iii) plan, agreement or other arrangement pursuant to which shares of Rowan Stock or any other securities of Rowan or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     2.5  Authorization and Validity of Agreement. This Agreement has been duly
          ---------------------------------------
and validly approved by Rowan's Board of Directors. Subject only to approval of the Plan of Merger by the shareholders of Rowan, (i) Rowan has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize Rowan to enter into this Agreement and to perform its obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of Rowan enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     2.6  Validity of Transactions; Absence of Required Consents or Waivers.
          -----------------------------------------------------------------
Provided the required approvals of Rowan's shareholders and of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by Rowan with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or bylaws or the equivalent organizational documents of Rowan or Rowan Bank, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which Rowan or Rowan Bank is bound or by which it or its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of Rowan or Rowan Bank; (iii) violate any applicable federal or state statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of Rowan or Rowan Bank; or (v) interfere with or otherwise adversely affect the ability of Rowan to carry on its business as presently conducted, or interfere with or otherwise adversely affect the ability of FNB to carry on such business after the Effective Time. No consents, approvals or waivers are required to be obtained from any person or entity in connection with Rowan's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of Rowan's shareholders as described in
Section 7.1(a) below and of governmental or regulatory authorities as described in Section 7.1(d) below and approvals previously obtained.

     2.7  Books and Records. The books of account of each of Rowan and its
          -----------------
subsidiary have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects Rowan's and Rowan Bank's, respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of each of Rowan and Rowan Bank accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to FNB and its representatives.

     2.8  Regulatory Reports. Since January 1, 1998, each of Rowan and Rowan
          ------------------
Bank has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (i) the FDIC, (ii) the North Carolina Savings Institutions Division (the "Division") or the Commissioner and (iii) any other governmental or regulatory authorities having jurisdiction over Rowan or Rowan Bank except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on Rowan and Rowan Bank. All such reports, registrations and statements filed by Rowan or Rowan Bank with the FDIC, the Division, the Commissioner or other such regulatory authority are collectively referred to herein as the "Rowan Reports." As of their respective dates, the Rowan Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and neither Rowan nor Rowan Bank has been notified that any such Rowan Reports were deficient as to form or content. Following the date of this Agreement, Rowan shall deliver to FNB, simultaneous with the filing thereof, a copy of each report, registration, statement or other regulatory filing made thereafter by Rowan or Rowan Bank, with the FDIC, the Division, the Commissioner or any other such regulatory authority.

     2.9  Shareholder Communications and SEC Filings; Financial Statements.
          ----------------------------------------------------------------

          (a) Shareholder Communications and SEC Filings. Rowan has made
              ------------------------------------------
available to FNB true, accurate and complete copies of all annual reports, quarterly reports, proxy statements and other communications by Rowan or Rowan Bank to its shareholders generally since December 31, 1997 (collectively, the "Rowan Shareholder Reports"). The Rowan Shareholder Reports did not as of their respective dates contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Rowan Shareholder Reports or necessary in order to make the statements in such Rowan Shareholder Reports, in light of the circumstances under which they were made, not misleading. Neither Rowan nor Rowan Bank has ever filed any report or registration statement pursuant to the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and neither is or has been required by applicable law to do so.

          (b) Financial Statements. Rowan has made available to FNB the
              --------------------
following financial statements (collectively, the "Rowan Financial Statements"):
(i) its consolidated balance sheets as of December 31, 2000 and 1999 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000, 1999 and 1998, together with notes thereto, all as audited by KPMG LLP, independent certified public accountants; (ii) its balance sheets as of March 31, 2001 and 2000, June 30, 2001 and 2000, and September 30, 2001 and 2000, and
the related statements of income for the three-month, six-month and nine-month periods then ended. Following the date of this Agreement, Rowan promptly will deliver to FNB all other annual or interim financial statements prepared by or for Rowan. The Rowan Financial Statements (including any related notes and schedules thereto) (x) are in accordance with Rowan's books and records, and (y) except as stated therein, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and present fairly Rowan's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

     2.10 Tax Returns and Other Tax Matters. (i) Each of Rowan and Rowan Bank
          ---------------------------------
has timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against Rowan, Rowan Bank or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of Rowan to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the Rowan Financial Statements; (iii) tax returns and reports of Rowan and its subsidiary have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last seven years and neither Rowan nor Rowan Bank has received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and (iv) neither Rowan nor Rowan Bank has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

     2.11 Absence of Material Adverse Changes or Certain Other Events.
          -----------------------------------------------------------

          (a) Since December 31, 2000, each of Rowan and Rowan Bank has conducted its respective business only in the ordinary course, and there has been no Material Adverse Effect, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a Material Adverse Effect, on Rowan and Rowan Bank.

          (b) Since December 31, 2000, and other than in the ordinary course of its business, neither Rowan nor Rowan Bank has incurred any material liability or engaged in any material transaction or entered into any material agreement, increased the salaries, compensation or general benefits payable to its employees, suffered any loss, destruction or damage to any of its respective properties or assets, or made a material acquisition or disposition of any assets or entered into any material contract or lease. For purposes of this Section 2.11(b), "material" means material to Rowan and Rowan Bank considered as one enterprise.

     2.12 Absence of Undisclosed Liabilities. Neither Rowan nor Rowan Bank has
          ----------------------------------
any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including, without limitation, tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the Rowan Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 2000 and which are not, individually or in the aggregate, material to Rowan and Rowan Bank considered as one enterprise. No facts or circumstances exist that could reasonably be expected to serve as the basis for any other liabilities of Rowan or Rowan Bank.

     2.13 Litigation and Compliance with Law.
          ----------------------------------

          (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of Rowan, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of Rowan, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting Rowan and Rowan Bank, or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of Rowan or Rowan Bank for, or subject Rowan or Rowan Bank to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on Rowan and Rowan Bank or on Rowan's ability to consummate the Merger.

          (b) Except for such licenses, permits, orders, authorizations or approvals ("Permits") the absence of which would not have a Material Adverse Effect on Rowan or Rowan Bank, each of Rowan and Rowan Bank has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material Adverse Effect on Rowan and Rowan Bank, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of Rowan, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

          (c) Neither Rowan nor Rowan Bank is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the Federal Reserve Board, the FDIC or the Commissioner) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against Rowan or Rowan Bank that in any manner limit, restrict, regulate, enjoin or prohibit any present or past business or practice of Rowan or Rowan Bank; and neither Rowan nor Rowan Bank has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

          (d) Neither Rowan nor Rowan Bank is in violation or default under, and each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including, without limitation, all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on Rowan and Rowan Bank, and, to the best knowledge and belief of management of Rowan, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     2.14 Real Properties. Rowan has Previously Disclosed to FNB a listing of
          ---------------
all real property owned or leased by Rowan or Rowan Bank (the "Real Property") and all leases pertaining to any such Real Property to which Rowan or Rowan Bank is a party (the "Real Property Leases"). With respect to all Real Property, Rowan or Rowan Bank has good and marketable fee simple title to, or a valid and subsisting leasehold interest in, such Real Property and owns the same free and clear of all mortgages, liens, leases, encumbrances, title defects and exceptions to title other than (i) the lien of current taxes not yet due and payable, and (ii) such imperfections of title and restrictions, covenants and easements (including utility easements) which do not materially affect the value of the Real Property and which do not and will not materially detract from, interfere with or restrict the present or future use of the properties subject thereto or affected thereby. With respect to each Real Property Lease (i) such lease is valid and enforceable in accordance with its terms, (ii) there currently exists no circumstance or condition which constitutes an event of default by Rowan or Rowan Bank (as lessor or lessee) or its respective lessor or which, with the passage of time or the giving of required notices will or could constitute such an event of default, and (iii) subject to any required consent of Rowan's lessor, each such Real Property Lease may be assigned to FNB and the execution and delivery of this Agreement does not constitute an event of default thereunder. To the best knowledge and belief of management of Rowan, the Real Property complies with all applicable federal, state and local laws, regulations, ordinances or orders of any governmental authority, including those relating to zoning, building and use permits, except for such noncompliance as does not or would not have a Material Adverse Effect on Rowan and Rowan Bank, and the Real Property may be used under applicable zoning ordinances for commercial banking facilities as a matter of right rather than as a conditional or nonconforming use. All improvements and fixtures included in or on the Real Property are in good condition and repair, ordinary wear and tear excepted, and there does not exist any condition which materially adversely affects the economic value thereof or materially adversely interferes (or will interfere after the Merger) with the contemplated use thereof.

     2.15 Loans, Accounts, Notes and Other Receivables.
          --------------------------------------------

          (a) All loans, accounts, notes and other receivables reflected as assets on the books and records of Rowan and Rowan Bank (i) have resulted from bona fide business transactions in the ordinary course of operations of Rowan and Rowan Bank, (ii) were made in accordance with the standard loan policies and procedures of Rowan and Rowan Bank, and (iii)are owned by Rowan or Rowan Bank free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (b) All of the records of Rowan and Rowan Bank regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any real or personal property or property rights ("Loan Collateral"), such loans are in all material respects secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the records of such loan. Neither Rowan nor Rowan Bank has engaged in any form of indirect lending and no such indirect loans are outstanding.

          (c) To the best knowledge and belief of management of Rowan, each loan reflected as an asset on the books of Rowan and Rowan Bank and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

          (d) Rowan has previously delivered to FNB (i) a written listing of each loan, extension of credit or other asset of Rowan or Rowan Bank which, as of December 31, 2001, is classified by the FDIC or the Commissioner as "Loss," "Doubtful," "Substandard" or "Special Mention" (or otherwise by words of similar import), or which it has designated as a special asset or for special handling or placed on any "watch list" because of concerns regarding the ultimate collectibility or deteriorating condition of such asset or any obligor or Loan Collateral therefor, and (ii) a written listing of each loan or extension of credit that, as of December 31, 2001, was past due as to the payment of principal or interest or both, or as to which any obligor thereon (including the borrower or any guarantor) otherwise was in default, is the subject of a proceeding in bankruptcy or otherwise has indicated any inability or intention not to repay such loan or extension of credit. Each such listing is accurate and complete in all material respects as of the date indicated.

          (e) As of December 31, 2001, Rowan's, or Rowan Bank's, reserve for possible loan losses (the "Loan Loss Reserve") has been established in conformity with GAAP, sound banking practices and all applicable requirements, rules and policies of the FDIC and the Commissioner and, in the best judgment of management of Rowan, is reasonable in view of the size and character of its loan portfolio, current economic conditions and other relevant factors, and is adequate to provide for losses relating to or the risk of loss inherent in its loan portfolio. At December 31, 2001, Rowan's Loan Loss Reserve was $729,070.

     2.16 Securities Portfolio and Investments. All securities owned by Rowan or
          ------------------------------------
Rowan Bank (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of Rowan or Rowan Bank to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which Rowan or Rowan Bank is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which Rowan or Rowan Bank has "purchased" securities under agreement to resell, Rowan or Rowan Bank has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since December 31, 2001, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of Rowan's securities portfolio as a whole.

     2.17 Personal Property and Other Assets. All tangible personal property of
          ----------------------------------
Rowan or Rowan Bank material to the business operations of Rowan and Rowan Bank (including, without limitation, all banking equipment, data processing equipment, vehicles, and all other tangible personal property located in any office of or used by Rowan or Rowan Bank in the operation of its business) is owned or leased by Rowan or Rowan Bank free and clear of all liens, encumbrances, leases, title defects or exceptions to title other than such as are not material in character, amount or extent, and which do not materially detract from the value of, or interfere with the present or future use or ability to convey, the property subject thereto or affected thereby. All of Rowan or Rowan Bank's tangible personal property material to its business is in good operating condition and repair, ordinary wear and tear excepted.

     2.18 Patents and Trademarks. Rowan and Rowan Bank own, possess or have the
          ----------------------
right to use any and all patents, licenses, trademarks, trade names, copyrights, trade secrets and proprietary and other confidential information necessary to conduct their business as now conducted; and neither Rowan nor Rowan Bank has violated, and currently is not in conflict with, any patent, license, trademark, trade name, copyright or proprietary right of any other person or entity.

     2.19 Environmental Matters.
          ---------------------

          (a) Rowan has Previously Disclosed to FNB copies of all written reports, correspondence, notices or other materials, if any, in its or any subsidiary's possession pertaining to environmental surveys or assessments of the Real Property or any of its Loan Collateral and any improvements thereon, or to any violation of "Environmental Laws" (as defined below) on, affecting or otherwise involving the Real Property or any Loan Collateral.

          (b) There has been no presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any "Hazardous Substances" (as defined below) by any person prior to the date hereof on, from or relating to the Real Property or, to the best knowledge and belief of management of Rowan, the Loan Collateral, which constitutes a violation of any Environmental Laws.

          (c) Neither Rowan nor Rowan Bank has violated any federal, state or local law, rule, regulation, order, permit or other requirement relating to health, safety or the environment or imposing liability, responsibility or standards of conduct applicable to environmental conditions, and there has been no violation of any Environmental Laws (as defined in Section 2.19(f) below) (including, to the best knowledge and belief of management of Rowan, any violation with respect to or relating to any Loan Collateral) by any other person or entity for whose liability or obligation with respect to any particular matter or violation Rowan or Rowan Bank is or may be responsible or liable, except to the extent any violations of which, when taken as a whole, would not have a Material Adverse Effect on Rowan or Rowan Bank.

          (d) Neither Rowan nor Rowan Bank is subject to any claims, demands, causes of action, suits, proceedings, losses, damages, penalties, liabilities, obligations, costs or expenses of any kind and nature which arise out of, under or in connection with, or which result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation of any Hazardous Substances on, from or relating to the Real Property or, to the best knowledge and belief of management of Rowan, any Loan Collateral by any person or entity.

          (e) No facts, events or conditions relating to the Real Property or, to the best knowledge and belief of management of Rowan, any Loan Collateral, or the operations of Rowan or Rowan Bank, will prevent, hinder or limit continued compliance with Environmental Laws, or give rise to any investigatory, emergency removal, remedial or corrective actions, obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws.

          (f) For purposes of this Agreement, "Environmental Laws" shall include:

               (i) all federal, state and local statutes, regulations, ordinances, orders, decrees, and similar provisions having the force or effect of law,

               (ii) all contractual agreements, and

               (iii) all common law

concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, discharge, release, threatened release, control, emergency removal, clean-up or remediation of any Hazardous Substances (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, any "Superfund" or "Superlien" law, the Americans with Disabilities Act, and the Occupational Safety and Health Act), as such may now or at any time hereafter be defined or in effect.

          (g) For purposes of this Agreement, "Hazardous Substances" shall include hazardous, toxic or otherwise regulated materials, substances or wastes; chemical substances or mixtures; pesticides; pollutants; contaminants; toxic chemicals; oil or other petroleum products, byproducts, or constituents (including but not limited to crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons regardless of specific gravity); asbestos or asbestos containing material; flammable explosives; polychlorinated biphenyls ("PCBs") or any material containing PCBs; radioactive materials; biological micro organisms, viruses, fungi, spores; environmental tobacco smoke; radon or radon gas; formaldehyde or any material containing formaldehyde; fumigants; any material or substance comprising or contributing to conditions known as "sick building syndrome," "building-related illness" or similar conditions or exposures; and/or any hazardous, toxic, regulated or dangerous waste, substance or material defined as such by the United States Environmental Protection Agency or any other federal, state or local governmental agency or political subdivision thereof, or for the purpose of or by any Environmental Laws, as now or at any time hereafter may be in effect.

     2.20 Brokerage or Finders' Commissions. All negotiations relative to this
          ---------------------------------
Agreement and the transactions described herein have been carried on by Rowan or its representative, Trident Securities, a division of McDonald Investments Inc. ("Trident"), directly with FNB or its representatives, and no person or firm other than Trident has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, Rowan or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

     2.21 Material Contracts.
          ------------------

          (a) Except as Previously Disclosed, neither Rowan nor Rowan Bank is a party to or bound by any agreement, other than loans made in the ordinary course of business, (i)involving money or other property in an amount or with a value in excess of $50,000, (ii) which calls for the provision of goods or services to Rowan and cannot be terminated without material penalty upon written notice to the other party thereto, (iii) which is material to Rowan or Rowan Bank and was not entered into in the ordinary course of business, (iv) which involves hedging, options or any similar trading activity, or interest rate exchanges or swaps, (v) which commits Rowan or Rowan Bank to extend any loan or credit (with the exception of letters of credit, lines of credit and loan commitments extended in the ordinary course of a subsidiary's business), (vi) which involves the purchase or sale of any assets of Rowan or Rowan Bank, or the purchase, sale, issuance, redemption or transfer of any capital stock or other securities of Rowan or Rowan Bank, or (vii) with any director, officer or principal shareholder of Rowan or Rowan Bank (including, without limitation, any consulting agreement, but not including any agreement relating to loans or other banking services which were made in the ordinary course of its business and on substantially the same terms and conditions as were prevailing at that time for similar agreements with unrelated persons).

          (b) Neither Rowan nor Rowan Bank is in default, and there has not occurred any event which with the lapse of time or giving of notice or both would constitute such a default, under any contract, lease, insurance policy, commitment or arrangement to which it is a party or by which it or its property is or may be bound or affected or under which it or its property receives benefits.

     2.22 Employment Matters; Employee Relations.
          --------------------------------------

          (a) Each of Rowan and Rowan Bank (i) has paid in full to or accrued on behalf of all its respective directors, officers and employees all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services rendered, including all wages, salaries, commissions, bonuses, fees and other direct compensation for all labor or services performed by them to the date of this Agreement and all vacation pay, sick pay, severance pay and other amounts promised to the extent required by law or its existing policies or practices, and (ii) is in compliance in all material respects with all applicable federal, state and local laws, statutes, rules and regulations with regard to employment and employment practices, terms and conditions, and wages and hours and other compensation matters; and no person has, to the best knowledge and belief of management of Rowan, asserted that Rowan or Rowan Bank is liable in any amount for any arrearages in wages or employment taxes or for any penalties for failure to comply with any of the foregoing.

          (b) There is no action, suit or proceeding by any person pending or, to the best knowledge and belief of management of Rowan, threatened against Rowan or Rowan Bank (or their employees), involving employment discrimination, harassment, wrongful discharge or similar claims. Neither Rowan nor Rowan Bank is a party to or bound by any collective bargaining agreement with any of its employees, any labor union or any other collective bargaining unit or organization. There is no pending or threatened labor dispute, work stoppage or strike involving Rowan, Rowan Bank, or any of their employees, or any pending or threatened proceeding in which it is asserted that Rowan or Rowan Bank has committed an unfair labor practice; and, neither Rowan nor Rowan Bank is aware of any activity involving it or any of its employees seeking to certify a collective bargaining unit or engaging in any other labor organization activity.

     2.23 Employment Agreements; Employee Benefit Plans.
          ---------------------------------------------

          (a) Rowan has Previously Disclosed to FNB a true and complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans; all employment and severance contracts; all medical, dental, health, and life insurance plans; all vacation, sickness and other leave plans, disability and death benefit plans; and all other employee benefit plans, contracts, or arrangements maintained or contributed to by Rowan or Rowan Bank for the benefit of any employees, former employees, directors, former directors or any of their beneficiaries (collectively, the "Plans"). True and complete copies of all Plans, including, but not limited to, any trust instruments or insurance contracts, if any, forming a part thereof, and all amendments thereto, previously have been supplied to FNB. Neither Rowan nor Rowan Bank maintains, sponsors, contributes to or otherwise participates in any "Employee Benefit Plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "Multiemployer Plan" within the meaning of Section 3(37) of ERISA, or any "Multiple Employer Welfare Arrangement" within the meaning of Section 3(40) of ERISA. Each Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, has received or applied for a favorable determination letter from the IRS and Rowan is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter. All reports and returns with respect to the Plans (and any Plans previously maintained by Rowan or Rowan
Bank) required to be filed with any governmental department, agency, service or other authority, including, without limitation, Internal Revenue Service Form 5500 (Annual Report), have been properly and timely filed.

          (b) All "Employee Benefit Plans" maintained by or otherwise covering employees or former employees of Rowan or Rowan Bank currently are, and at all times have been, in compliance with all provisions and requirements of ERISA except those the noncompliance of which, when taken as a whole, would not have a Material Adverse Effect on Rowan or its subsidiary. There is no pending or threatened litigation relating to any Plan or any such Plan previously maintained by Rowan. Neither Rowan nor Rowan Bank has engaged in a transaction with respect to any Plan that has subjected it, or absent the exemption under which the transaction was effected, would subject it to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (c) Rowan has delivered to FNB a true, correct and complete copy (including copies of all amendments thereto) of each of its retirement plans that is intended to be qualified under Section 401(a) of the Code (collectively, the "Retirement Plans"), together with true, correct and complete copies of the summary plan descriptions relating to the Retirement Plans, the most recent determination letters received from the IRS regarding the Retirement Plans, and the most recent Annual Reports (Form 5500 series) and related schedules, if any, for the Retirement Plans. The Retirement Plans are qualified under the provisions of Section 401(a) of the Code, the trusts under the Retirement Plans are exempt trusts under Section 501(a) of the Code, and determination letters have been issued or applied for with respect to the Retirement Plans to said effect, including determination letters covering the current terms and provisions of the Retirement Plans. There are no issues relating to said qualification or exemption of the Retirement Plans currently pending before the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any court. The Retirement Plans and the administration thereof meet (and have met since the establishment of the Retirement Plans) the requirements of ERISA, the Code and all other laws, rules and regulations applicable to the Retirement Plans and do not violate (and since the establishment of the Retirement Plans have not violated) any of the provisions of ERISA, the Code and such other laws, rules and regulations, except to the extent such violation, when taken as a whole, would not have a Material Adverse Effect on Rowan or Rowan Bank. Without limiting the generality of the foregoing, all reports and returns with respect to the Retirement Plans required to be filed with any governmental department, agency, service or other authority have been properly and timely filed. There are no disputes or unresolved disagreements with respect to the Retirement Plans or the administration thereof currently existing between Rowan, Rowan Bank or any trustee or other fiduciary thereunder, and any governmental agency, any current or former employee of Rowan, Rowan Bank or beneficiary of any such employee or any other person or entity. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred at any time with respect to the Retirement Plans, other than those, when taken as a whole, would not have a Material Adverse Effect on Rowan or Rowan Bank.

          (d) No liability under subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Rowan or Rowan Bank with respect to the Retirement Plans or with respect to any other ongoing, frozen or terminated defined benefit pension plan currently or formerly maintained by Rowan or Rowan Bank. Neither Rowan nor Rowan Bank presently contributes to a "Multiemployer Plan" or has ever contributed to such a plan. All contributions required to be made pursuant to the terms of each of the Plans (including without limitation the Retirement Plans and any other "pension plan" (as defined in Section 3(2) of ERISA, provided such plan is intended to qualify under the provisions of Section 401(a) of the Code) maintained by Rowan or Rowan Bank have been timely made. Neither the Retirement Plans nor any other "pension plan" maintained by Rowan or Rowan Bank have an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Rowan nor Rowan Bank has provided, and is not required to provide, security to any "pension plan" or to any "Single Employer Plan" pursuant to Section 401(a)(29) of the Code. Under the Retirement Plans and any other "pension plan" maintained by Rowan or Rowan Bank as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of any such plan since the last day of the most recent plan year.

          (e) There are no restrictions on the rights of Rowan or Rowan Bank to amend or terminate any Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (except as otherwise specifically provided for or contemplated by the transactions described in this Agreement) (i) result in any payment to any person (including, without limitation, any severance compensation or payment, unemployment compensation, "golden parachute" or "change in control" payment, or otherwise) becoming due under any plan or agreement to any director, officer, employee or consultant, (ii)increase any benefits otherwise payable under any plan or agreement, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.24 Insurance. Rowan has in effect a "financial institutions bond" and
          ---------
such other policies of general liability, casualty, directors and officers liability, employee fidelity, errors and omissions and other property and liability insurance as have been Previously Disclosed to FNB (the "Policies"). The Policies provide coverage in such amounts and against such liabilities, casualties, losses or risks as is required by applicable law or regulation; and, in the judgment of management of Rowan, the insurance coverage provided under the Policies is reasonable and adequate in all respects for Rowan and Rowan Bank. Each of the Policies is in full force and effect and is valid and enforceable in accordance with its terms, and is underwritten by an insurer of recognized financial responsibility that is qualified to transact business in North Carolina; and Rowan and Rowan Bank have taken all requisite actions (including the giving of required notices) under each such Policy to preserve all rights thereunder with respect to all matters. Neither Rowan nor Rowan Bank is in default under the provisions of, has received notice of cancellation or nonrenewal of or any premium increase on, or has any knowledge of any failure to pay any premium on or any inaccuracy in any application for any Policy. There are no pending claims under any Policy, and Rowan has no knowledge of any facts or of the occurrence of any event that is reasonably likely to result in any such claim.

     2.25 Insurance of Deposits. Rowan Bank is an "insured institution" as
          ---------------------
defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The deposits of each depositor in Rowan Bank are insured by the FDIC to the maximum amount provided by law, all deposit insurance premiums due from Rowan Bank to the FDIC have been paid in full in a timely fashion, and, to the best knowledge and belief of Rowan, no proceedings have been commenced or are contemplated by the FDIC or otherwise to terminate such insurance.

     2.26 Compensation; Stock Ownership. Rowan has Previously Disclosed (i) the
          -----------------------------
name and current salary or wage rate for each present employee of Rowan or Rowan Bank, (ii) the name of and number of shares of Rowan Stock beneficially owned by each of the directors and officers of Rowan and by any person or entity known to Rowan to own beneficially 5% or more of Rowan Stock, and (iii) the name, number and vesting schedule of outstanding options and restricted stock awards held by each person to whom a stock option or restricted stock award has been granted and currently is outstanding under any stock option or other plan of Rowan, including, without limitation, the Rowan Option Plan.

     2.27 Affiliates. Rowan will deliver to FNB within 15 days of the date
          ----------
hereof a listing of those persons deemed by Rowan and its counsel as of the date of this Agreement to be "Affiliates" of Rowan as that term is defined in Rule 405 promulgated under the 1933 Act, including persons, trusts, estates or other entities related to persons deemed to be Affiliates of Rowan.

     2.28 Obstacles to Regulatory Approval or Tax Treatment. To the best
          -------------------------------------------------
knowledge and belief of management of Rowan, there exists no fact or condition relating to Rowan or Rowan Bank that may reasonably be expected to (i) prevent, impede or delay FNB or Rowan from obtaining the regulatory approvals required to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to Rowan, Rowan shall promptly (and in any event within three days after obtaining such knowledge) communicate such fact or condition to the President of FNB.

     2.29 Disclosure. To the best knowledge and belief of management of Rowan,
          ----------
no written statement, certificate, schedule, list or other written information furnished by or on behalf of Rowan at any time to FNB in connection with this Agreement (including without limitation the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Rowan to FNB is or will be a true and complete copy of such document, unmodified except by another document delivered by Rowan.

               ARTICLE III. REPRESENTATIONS AND WARRANTIES OF FNB

     Except as otherwise specifically described herein or as "Previously Disclosed" to Rowan, FNB hereby makes the following representations and warranties to Rowan. ("Previously Disclosed" shall mean, as to FNB, the disclosure of information in a letter delivered by FNB to Rowan specifically referring to this Agreement and arranged in sections corresponding to the sections, subsections and items of this Agreement applicable thereto, and which letter has been delivered prior to the execution of this Agreement. Information shall be deemed Previously Disclosed for the purpose of a given section, subsection or item of this Agreement only to the extent a specific reference thereto is made in connection with disclosure of such information at the time of such delivery.)

     3.1  Corporate Organization, Capacity and Authority.
          ----------------------------------------------

          (a) Organization. FNB is a corporation duly organized and validly
              ------------
existing under the laws of the State of North Carolina and is registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

          (b) Subsidiaries. FNB has one wholly owned subsidiary, First National
              ------------
Bank and Trust Company, a national banking corporation. First National has one wholly owned subsidiary, First National Investor Services, Inc., a North Carolina corporation ("FNIS"). First National and FNIS are sometimes referred to as the subsidiaries of FNB. Other than First National and FNIS, FNB has no subsidiaries, direct or indirect, and does not own, directly or indirectly, any stock or other equity interest in any other corporation, service corporation, joint venture, partnership or other entity, except for equity issues reflected in First National's investment portfolio and securities held in a fiduciary capacity.

          (c) Organization of Subsidiaries. First National is duly organized and
              ----------------------------
validly existing under the laws of the United States. FNIS is duly organized and validly existing under the laws of the State of North Carolina. All of the outstanding capital stock of each such subsidiary is owned of record and beneficially, free and clear of all security interests and claims, by FNB or First National. All of the outstanding shares of capital stock of each of FNB's subsidiaries are duly authorized, validly issued, fully paid and nonassessable.

          (d) Power and Authority. Each of FNB and its subsidiaries has all
              -------------------
requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as now being conducted, is duly qualified to do business and is in good standing in each other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where failure so to qualify would not have a Material Adverse Effect (as defined herein) on FNB and its subsidiaries, and is not transacting business, or operating any properties owned or leased by it, in violation of any provision of federal or state law or any rule or regulation promulgated thereunder, which violation would have a Material Adverse Effect on FNB and its subsidiaries. For purposes of this Article III, "Material Adverse Effect" shall mean: (a) with respect to references to FNB, any change in the business of FNB that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, investments, properties or operations of FNB, or
(b) with respect to references to FNB and its subsidiaries, any change in the business of FNB or its subsidiaries that is or could be materially adverse to the financial condition, results of operations, prospects, business, assets, loan portfolio, investments, properties or operations of FNB and its subsidiaries considered as one enterprise.

          (e) Constituent Documents. FNB has previously delivered to Rowan true,
              ---------------------
accurate and complete copies of the currently effective charter and bylaws or equivalent organizational documents of each of its subsidiaries, including all amendments and proposed amendments thereto.

     3.2  Capital Stock. The authorized capital stock of FNB consists of
          -------------
10,000,000 shares of FNB Stock, of which 4,763,261 shares are issued and outstanding as of February 6, 2002, and 200,000 shares of preferred stock, par value $10.00, of which no shares are issued and outstanding. Each outstanding share of FNB Stock has been duly authorized and validly issued, is fully paid and nonassessable, has been issued in compliance with applicable federal and state securities laws and has not been issued in violation of the preemptive rights of any shareholder. The shares of FNB Stock issued to Rowan's shareholders pursuant to this Agreement, when issued as described herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be issued in compliance with applicable federal and state securities laws.

     3.3  Convertible Securities, Options, Etc. Except for the FNB Corp. Stock
          ------------------------------------
Compensation Plan and the stock options granted thereunder and the Carolina Fincorp, Inc. Stock Option Plan and the stock options granted thereunder, FNB does not have any outstanding (i) securities or other obligations (including debentures or other debt instruments) which are convertible into shares of FNB Stock or any other securities of FNB, (ii) options, warrants, rights, calls or other commitments of any nature which entitle any person to receive or acquire any shares of FNB Stock or any other securities of FNB, or (iii) plan, agreement or other arrangement pursuant to which shares of FNB Stock or any other securities of FNB, or options, warrants, rights, calls or other commitments of any nature pertaining thereto, have been or may be issued.

     3.4  Authorization and Validity of Agreement. This Agreement has been duly
          ---------------------------------------
and validly approved by FNB's Board of Directors. Subject to required shareholder approval, (i)FNB has the corporate power and authority to execute and deliver this Agreement and to perform its obligations and agreements and carry out the transactions described herein, (ii) all corporate proceedings and approvals required to be taken to authorize FNB to enter into this Agreement and to perform its respective obligations and agreements and to carry out the transactions described herein have been duly and properly taken, and (iii) this Agreement constitutes the valid and binding agreement of FNB enforceable in accordance with its terms (except to the extent enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect which affect creditors' rights generally, (B) legal and equitable limitations on the availability of injunctive relief, specific performance and other equitable remedies, and (C) general principles of equity and applicable laws or court decisions limiting the enforceability of indemnification provisions).

     3.5  Validity of Transactions; Absence of Required Consents or Waivers.
          -----------------------------------------------------------------
Provided the required approvals of FNB's shareholders and of governmental or regulatory authorities are obtained, neither the execution and delivery of this Agreement, nor the consummation of the transactions described herein, nor compliance by FNB with any of its obligations or agreements contained herein, will: (i) conflict with or result in a breach of the terms and conditions of, or constitute a default or violation under any provision of, the Articles of Incorporation or bylaws or the equivalent organizational documents of FNB or any subsidiary, or any material contract, agreement, lease, mortgage, note, bond, indenture, license, or obligation or understanding (oral or written) to which FNB or any subsidiary, is bound or by which it, its business, capital stock or any of its properties or assets may be affected; (ii) result in the creation or imposition of any lien, claim, interest, charge, restriction or encumbrance upon any of the properties or assets of FNB or any subsidiary; (iii) violate any applicable federal or state statute, law, rule or regulation, or any order, writ, injunction or decree of any court, administrative or regulatory agency or governmental body; (iv) result in the acceleration of any obligation or indebtedness of FNB or any subsidiary; or (v) interfere with or otherwise adversely affect FNB's ability to carry on its business as presently conducted. No consents, approvals or waivers are required to be obtained from any governmental or regulatory authority in connection with FNB's execution and delivery of this Agreement, or the performance of its obligations or agreements or the consummation of the transactions described herein, except for required approvals of governmental or regulatory authorities described in Section 7.1(d) below and approvals previously obtained.

     3.6  Books and Records. The books of account of FNB and its subsidiaries
          -----------------
have been maintained in material compliance with all applicable legal and accounting requirements and in accordance with good business practices, and such books of account are complete and reflect accurately in all material respects FNB's and its subsidiaries', respectively, items of income and expense and all of its assets, liabilities and shareholders' equity. The minute books of each of FNB and its subsidiaries accurately reflect in all material respects the corporate actions which its respective shareholders and board of directors, and all committees thereof, have taken during the time periods covered by such minute books. All such minute books have been or will be made available to Rowan and its representatives.

     3.7  Regulatory Reports. Since January 1, 1998, FNB and its subsidiaries
          ------------------
have filed all reports, registrations and statements, together with any amendments that were required to be made with respect thereto, that were required to be filed with the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency ("OCC") and any other governmental or regulatory authorities having jurisdiction over FNB or its subsidiaries except to the extent that failure to file such reports, registrations and statements would not have a Material Adverse Effect on FNB and its subsidiaries. All such reports and statements filed with the Federal Reserve Board, the FDIC, the OCC or other such regulatory authority are collectively referred to herein as the "FNB Reports." As of their respective dates, the FNB Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, FNB has not been notified that any such FNB Reports were deficient in any material respect as to form or content. Following the date of this Agreement, FNB shall deliver to Rowan upon its request a copy of any report, registration, statement or other regulatory filing made by FNB or its subsidiaries with the Federal Reserve Board, the FDIC, the OCC or any other such regulatory authority.

     3.8  SEC Filings; Financial Statements.
          ---------------------------------

          (a) SEC Filings. FNB has filed and made available to Rowan all forms,
              -----------
reports, and documents required to be filed by FNB with the SEC since December 31, 1998 (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and (ii)did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading.

          (b) Financial Statements. FNB has filed with the SEC and made
              --------------------
available to Rowan the following financial statements (collectively, the "FNB Financial Statements"): (i)its consolidated balance sheets as of December 31, 2000 and 1999 and its consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2000, 1999 and 1998, together with notes thereto, all as audited by KPMG LLP, independent certified public accountants, and (ii) its balance sheets as of March 31, 2001 and 2000, June 30, 2001 and 2000, and September 30, 2001 and 2000, and the related statements of income for the three-month, six-month and nine-month periods then ended. Following the date of this Agreement, FNB promptly will deliver to Rowan all other annual or interim financial statements prepared by or for FNB. The FNB Financial Statements (including any related notes and schedules thereto) (i) are in accordance with FNB's books and records, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and present fairly FNB's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein, which adjustments will not be material in amount or effect.

     3.9  Tax Returns and Other Tax Matters. (i) Each of FNB and its
          ---------------------------------
subsidiarieshas timely filed or caused to be filed, or obtained proper extensions of time for filing, all federal, state and local income tax returns and reports which are required by law to have been filed, and all such returns and reports were true, correct and complete in all material respects and contained all material information required to be contained therein; (ii) all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, withholding, employment and other taxes (including interest and penalties), charges and assessments which have become due from or been assessed or levied against FNB, its subsidiaries or their respective properties have been fully paid or, if not yet due, a reserve or accrual which is reasonably believed by the management of FNB to be adequate in all material respects for the payment of all such taxes to be paid and the obligation for such unpaid taxes is reflected on the FNB Financial Statements; (iii) tax returns and reports of FNB and its subsidiaries have not been subject to audit by the Internal Revenue Service (the "IRS") or the North Carolina Department of Revenue in the last seven years and neither FNB nor any of its subsidiaries has received any indication of the pendency of any audit or examination in connection with any such tax return or report or has any knowledge that any such return or report is subject to adjustment; and (iv) neither FNB nor any of its subsidiaries has executed any waiver or extended the statute of limitations (or been asked to execute a waiver or extend a statute of limitations) with respect to any tax.

     3.10 Absence of Material Adverse Changes. Since December 31, 2000, there
          -----------------------------------
has been no material adverse change, and there has occurred no event or development and there currently exists no condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in a Material Adverse Effect on FNB and its subsidiaries.

     3.11 Absence of Undisclosed Liabilities. Neither FNB nor its subsidiaries
          ----------------------------------
have any liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than (i) those reflected in the FNB Financial Statements, or (ii) obligations or liabilities incurred in the ordinary course of its business since December 31, 2000 and which are not, individually or in the aggregate, material to FNB and its subsidiaries considered as one enterprise.

     3.12 Litigation and Compliance with Law.
          ----------------------------------

          (a) There are no actions, suits, arbitrations, controversies or other proceedings or investigations (or, to the best knowledge and belief of management of FNB, any facts or circumstances which reasonably could result in such), including, without limitation, any such action by any governmental or regulatory authority, which currently exist or are ongoing, pending or, to the best knowledge and belief of management of FNB, threatened, contemplated or probable of assertion, against, relating to or otherwise affecting FNB, its subsidiaries or any of their respective properties, assets or employees which, if determined adversely, could result in liability on the part of FNB or its subsidiaries for, or subject FNB or its subsidiary to, material monetary damages, fines or penalties or an injunction, or which could have a Material Adverse Effect on FNB and its subsidiaries or on FNB's ability to consummate the Merger.

          (b) Except for such licenses, permits, orders, authorizations or approvals ("Permits") the absence of which would not have a Material Adverse Effect on FNB or its subsidiaries, each of FNB and its subsidiaries has all Permits of any federal, state, local or foreign governmental or regulatory body that are material to or necessary for the conduct of its respective business or to own, lease and operate its respective properties. Except as would not have a Material Adverse Effect on FNB and its subsidiaries, all such Permits are in full force and effect and no violations are or have been recorded in respect of any such Permits. No proceeding is pending or, to the best knowledge and belief of management of FNB, threatened or probable of assertion to suspend, cancel, revoke or limit any Permit.

          (c) Neither FNB nor any of its subsidiaries is subject to any supervisory agreement, enforcement order, writ, injunction, capital directive, supervisory directive, memorandum of understanding or other similar agreement, order, directive, memorandum or consent of, with or issued by any regulatory or other governmental authority (including, without limitation, the Federal Reserve Board, the FDIC or the OCC) relating to its financial condition, directors or officers, employees, operations, capital, regulatory compliance or otherwise; there are no judgments, orders, stipulations, injunctions, decrees or awards against FNB or its subsidiaries which in any manner limits, restricts, regulates, enjoins or prohibits any present or past business or practice of FNB or its subsidiaries; and neither FNB nor any of its subsidiaries has been advised or has any reason to believe that any regulatory or other governmental authority or any court is contemplating, threatening or requesting the issuance of any such agreement, order, injunction, directive, memorandum, judgment, stipulation, decree or award.

          (d) Neither FNB nor any of its subsidiaries is in violation or default under, and each has complied with, all laws, statutes, ordinances, rules, regulations, orders, writs, injunctions or decrees of any court or federal, state, municipal or other governmental or regulatory authority having jurisdiction or authority over it or its business operations, properties or assets (including without limitation all provisions of North Carolina law relating to usury, the Consumer Credit Protection Act, and all other laws and regulations applicable to extensions of credit) except for any such violation, default or noncompliance as does not or would not have a Material Adverse Effect on FNB and its subsidiaries, and, to the best knowledge and belief of management of FNB, there is no basis for any claim by any person or authority for compensation, reimbursement or damages or otherwise for any violation of any of the foregoing.

     3.13 Absence of Brokerage or Finders' Commissions. All negotiations
          --------------------------------------------
relative to this Agreement and the transactions described herein have been carried on by FNB or its representative, Keefe, Bruyette & Woods, Inc. ("KBW") directly with Rowan or its representatives and no person or firm or other than KBW has been retained by or has acted on behalf of, pursuant to any agreement, arrangement or understanding with, or under the authority of, FNB or its Board of Directors, as a broker, finder or agent or has performed similar functions or otherwise is or may be entitled to receive or claim a brokerage fee or other commission in connection with or as a result of the transactions described herein.

     3.14 Obstacles to Regulatory Approval or Tax Treatment. To the best of the
          -------------------------------------------------
knowledge and belief of the management of FNB, no fact or condition relating to FNB exists that may reasonably be expected to (i) prevent, impede or delay FNB or Rowan from obtaining the regulatory approvals required in order to consummate transactions described herein, or (ii) prevent the Merger from qualifying to be a tax-free reorganization under Section 368(a)(1)(A) of the Code; and, if any such fact or condition becomes known to the executive officers of FNB, FNB promptly (and in any event within three days after obtaining such knowledge) shall communicate such fact or condition to the President of Rowan.

     3.15 Loans, Accounts, Notes and Other Receivables.
          --------------------------------------------

          (a) All loans, accounts, notes and other receivables reflected as assets on the books and records of FNB and its subsidiaries (i) have resulted from bona fide business transactions in the ordinary course of operations of FNB and its subsidiaries, (ii) were made in accordance with the standard loan policies and procedures of FNB and its subsidiaries, and (iii)are owned by FNB or a subsidiary free and clear of all liens, encumbrances, assignments, participation or repurchase agreements or other exceptions to title or to the ownership or collection rights of any other person or entity.

          (b) All of the records of FNB and its subsidiaries regarding all outstanding loans, accounts, notes and other receivables, and all other real estate owned, are accurate in all material respects, and, with respect to such loans the loan documentation of which indicate are secured by any Loan Collateral, such loans are in all material respects secured by valid, perfected and enforceable liens on all such Loan Collateral having the priority described in the records of such loan.

          (c) To the best knowledge and belief of management of FNB, each loan reflected as an asset on the books of FNB and its subsidiaries and each guaranty therefor, is the legal, valid and binding obligation of the obligor or guarantor thereon, and no defense, offset or counterclaim has been asserted with respect to any such loan or guaranty.

     3.16 Securities Portfolio and Investments. All securities owned by FNB or
          ------------------------------------
any subsidiary (whether owned of record or beneficially) are held free and clear of all mortgages, liens, pledges, encumbrances or any other restriction or rights of any other person or entity, whether contractual or statutory, which would materially impair the ability of FNB or any subsidiary to dispose freely of any such security or otherwise to realize the benefits of ownership thereof at any time. There are no voting trusts or other agreements or undertakings to which FNB or any subsidiary is a party with respect to the voting of any such securities. With respect to all "repurchase agreements" to which FNB or any subsidiary has "purchased" securities under agreement to resell, FNB or any subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt owed that is secured by such collateral. Except for fluctuations in the market values of its investment securities, since December 31, 2001, there has been no significant deterioration or material adverse change in the quality, or any material decrease in the value, of FNB's securities portfolio as a whole.

     3.17 Disclosure. To the best of the knowledge and belief of FNB, no written
          ----------
statement, certificate, schedule, list or written information furnished by or on behalf of FNB at any time to Rowan in connection with this Agreement (including, without limitation, the statements contained herein), when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by FNB to Rowan is or will be a true and complete copy of such document, unmodified except by another document delivered by FNB.

                         ARTICLE IV. COVENANTS OF ROWAN

     4.1  Affirmative Covenants of Rowan. Rowan hereby covenants and agrees as
          ------------------------------
follows with FNB:

          (a) "Affiliates" of Rowan. Rowan will use its best efforts to cause
               --------------------
each Affiliate disclosed to FNB (in addition to each additional person who shall become an Affiliate of Rowan after the date of this Agreement or who shall be deemed by FNB or its counsel, in their sole discretion, to be an Affiliate of Rowan, and including persons, trusts, estates, corporations or other entities related to persons deemed to be Affiliates of Rowan) to execute and deliver to FNB prior to the Closing a written agreement (the "Affiliates' Agreement") relating to restrictions on shares of FNB Stock to be received by such Affiliates pursuant to this Agreement, which Affiliates' Agreement shall be in form and content reasonably satisfactory to FNB. Certificates for the shares of FNB Stock issued to Affiliates of Rowan shall bear a restrictive legend (substantially in the form as shall be set forth in the Affiliates' Agreement) with respect to the restrictions applicable to such shares.

          (b) Conduct of Business Prior to Effective Time. Between the date of
               ------------------------------------------
this Agreement and the Effective Time, except as otherwise agreed by FNB in writing, Rowan will carry on its business in and only in the regular and usual course in substantially the same manner as such business heretofore was conducted, and will, and where applicable will cause each of its subsidiaries to:

               (i) make all reasonable efforts to preserve intact its present business organization, keep available their present officers and employees, and preserve its relationships with customers, depositors, creditors, correspondents, suppliers, and others having business relationships with them;

               (ii) maintain all of its properties and equipment used in its business in customary repair, order and condition, ordinary wear and tear excepted;

               (iii) maintain its books of account and records in the usual, regular and ordinary manner in accordance with sound business practices applied on a consistent basis except to the extent otherwise reasonably required by applicable laws or regulations or GAAP;

               (iv) comply in all material respects with all laws, rules and regulations applicable to it, its properties, assets or employees and to the conduct of its business;

               (v) not change its existing loan underwriting guidelines, policies or procedures except as may be required by law;

               (vi) continue to maintain in force insurance such as is described in Section 2.24 above; not modify any bonds or policies of insurance in effect as of the date hereof unless the same, as modified, provides substantially equivalent coverage; and, not cancel, allow to be terminated or, to the extent available, fail to renew, any such bond or policy of insurance unless the same is replaced with a bond or policy providing substantially equivalent coverage; and

               (vii) promptly provide to FNB such information about its financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations as FNB reasonably shall request.

          (c) Loans. Rowan will obtain FNB's prior approval for each new
              -----
extension of credit (including the issuance of unfunded commitments) that it or Rowan Bank proposes to make within the following categories: (i) loan participations, (ii) loans for acquisition and development purposes, and (iii) non-residential construction loans exceeding $500,000 in principal amount. Neither Rowan nor Rowan Bank will enter into any form of indirect lending. Additionally, Rowan will make available and provide to FNB the following information with respect to its and Rowan Bank's loans and other extensions of credit (such assets herein referred to as "Loans") as of December 31, 2001 and as of the end of each month thereafter until the Effective Time, such information for each month to be in form and substance as is usual and customary in the conduct of its business and to be furnished within 25 days of the end of each month ending after the date hereof, except as otherwise provided:

               (i) a list of Loans past due for 30 days or more as to principal or interest;

               (ii) an analysis of the Loan Loss Reserve and management's assessment of the adequacy of the Loan Loss Reserve, which analysis and assessment shall include a list of all classified or "watch list" Loans, along with the outstanding balance and amount specifically allocated to the Loan Loss Reserve for each such classified or "watch list" Loan;

               (iii) a list of Loans in nonaccrual status;

               (iv) a list of all Loans over $50,000 without principal reduction for a period of longer than one year;

               (v) a list of all foreclosed real property or other real estate owned and all repossessed personal property;

               (vi) a list of reworked or restructured Loans over $50,000 and still outstanding, including original terms, restructured terms and status; and

               (vii) a list of any actual or threatened litigation by or against Rowan or Rowan Bank pertaining to any Loans or credits, together with the pleadings and other filed documents related thereto.

          (d) Notice of Certain Changes or Events. Following the execution of
              -----------------------------------
this Agreement and up to the Effective Time, Rowan promptly will notify FNB in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or of
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or may or could cause any statement, representation or warranty of Rowan herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of Rowan's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.3 below.

          (e) Consents to Assignment of Contracts and Leases. Rowan will use its
              ----------------------------------------------
best efforts to obtain all required consents to the assignment to FNB of Rowan's or Rowan Bank's rights and obligations under any contracts or personal or real property leases, each of which consents shall be in such form as shall be specified by FNB.

          (f) Qualified Plans. Rowan shall take all appropriate action as shall
              ---------------
be necessary to maintain the Rowan Savings Bank Financial Institutions Thrift Plan (the "Rowan 401(k) Plan"), and the Rowan Savings Bank SSB Inc. Paychex
Section 125 Plan (the "Rowan Cafeteria Plan") as qualified plans for purposes of ERISA. Rowan acknowledges that FNB intends (i) that the Rowan 40l(k) Plan will be merged into FNB's Section 401(k) Savings Plan (the "FNB 401(k) Plan") as soon as practicable after the Effective Time and (ii) that the Rowan Cafeteria Plan will be terminated as soon as practical after the Effective Time. Rowan shall take all such actions with respect to such plans as shall be necessary to accomplish such intent and, until the Effective Time, will not take any other extraordinary actions with respects to such plans without the written consent of FNB.

          (g) Further Action; Instruments of Transfer. Rowan shall (i) use its
              ---------------------------------------
best efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to FNB all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of Rowan in consummating such transactions and (iii) cooperate with FNB fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.

     4.2  Negative Covenants of Rowan. Between the date hereof and the Effective
          ---------------------------
Time, neither Rowan nor, if applicable, Rowan Bank, will do any of the following things or take any of the following actions without the prior written consent and authorization of the President of FNB:

          (a) Amendments to Articles of Incorporation or Bylaws. Amend its
              -------------------------------------------------
Articles of Incorporation or bylaws.

          (b) Change in Capital Stock. Make any change in its authorized capital
              -----------------------
stock, or create any other or additional authorized capital stock or other securities, or issue (except pursuant to the exercise of options heretofore granted and outstanding under the Rowan Option Plan), sell, purchase, redeem, retire, reclassify, combine or split any shares of its capital stock or other securities (including securities convertible into capital stock), or enter into any agreement or understanding with respect to any such action.

          (c) Options, Warrants and Rights. Grant or issue any options,
              ----------------------------
warrants, calls, puts or other rights of any kind relating to the purchase, redemption or conversion of shares of its capital stock or any other securities (including securities convertible into capital stock) or enter into any agreement or understanding with respect to any such action, other than the FNB Option.

          (d) Dividends. Declare or pay any dividends on the outstanding shares
              ---------
of capital stock or make any other distributions on or in respect of any shares of its capital stock or otherwise to its shareholders, other than its regularly scheduled semi-annual regular dividend in the amount of $.20 per share of Rowan Stock; provided, however, that Rowan may declare and pay prior to the Effective Time such additional regular semi-annual dividend of up to $.20 per share if necessary to prevent its shareholders from failing to receive regular dividends from either Rowan or FNB or both during the first or last six months of a calendar year of $.20 per share.

          (e) Employment, Benefit or Retirement Agreements or Plans. Except as
              -----------------------------------------------------
required by law, contemplated by this Agreement or Previously Disclosed, (i) enter into, become bound by, renew or extend any oral or written contract, agreement or commitment for the employment or compensation of any director, officer, employee or consultant which is not immediately terminable by Rowan or Rowan Bank without cost or other liability on no more than 30 days' notice; (ii) amend any existing, or adopt, enter into or become bound by any new or additional, profit-sharing, bonus, incentive, change in control or "golden parachute," stock option, stock purchase, pension, retirement, insurance (hospitalization, life or other), paid leave (sick leave, vacation leave or other) or similar contract, agreement, commitment, understanding, plan or arrangement (whether formal or informal) with respect to or which provides for benefits for any of its current or former directors, officers, employees or consultants; (iii) grant or amend any existing options under the Rowan Option Plan; (iv) make contributions to the Rowan 401(k) Plan other than basic and matching contributions in accordance with the terms of the Rowan 401(k) Plan as Previously Disclosed; or (v) enter into or become bound by any contract with or commitment to any labor or trade union or association or any collective bargaining group.

          (f) Increase in Compensation. With the exception of the anticipated
              ------------------------
increases in annual salary and annual officer and employee bonuses Previously Disclosed to FNB and such other raises as are in the ordinary course of business and in accordance with historical practices, increase the compensation or benefits of, or pay any bonus or other special or additional compensation to, any of its directors, officers, employees or consultants.

          (g) Accounting Practices. Make any changes in its accounting methods,
              --------------------
practices or procedures or in depreciation or amortization policies, schedules or rates heretofore applied (except as required by GAAP or governmental regulations).

          (h) Acquisitions; Additional Branch Offices. Directly or indirectly
              ---------------------------------------
(i)acquire or merge with, or acquire any branch or all or any significant part of the assets of, any other person or entity, (ii) open any new branch office, or (iii) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction or the opening of a new branch office.

          (i) Changes in Business Practices. Except as may be required by the
              -----------------------------
FDIC, the Commissioner or any other governmental or other regulatory agency or as shall be required by applicable law, regulation or this Agreement, (i) change in any material respect the nature of its business or the manner in which it conducts its business, (ii) discontinue any material portion or line of its business or (iii) change in any material respect its lending, investment, asset-liability management or other material banking or business policies (except to the extent required by Section 4.1(b) above and Section 6.9 below).

          (j) Exclusive Merger Agreement. Directly or indirectly, through any
              --------------------------
person (i) encourage, solicit or attempt to initiate or procure discussions, negotiations or offers with or from any person or entity (other than FNB) relating to a merger or other acquisition of Rowan or the purchase or acquisition of any Rowan Stock or all or any significant part of Rowan's assets; or, except as required by law or by fiduciary obligations owed to the person assisted, provide assistance to any person in connection with any such offer;
(ii) except to the extent required by law, disclose to any person or entity any information not customarily disclosed to the public concerning Rowan or its business, or afford to any other person or entity access to its properties, facilities, books or records; (iii) sell or transfer all or any significant part of Rowan's assets to any other person or entity; or (iv) enter into or become bound by any contract, agreement, commitment or letter of intent relating to, or otherwise take or agree to take any action in furtherance of, any such transaction.

          (k) Acquisition or Disposition of Assets.
              ------------------------------------

               (i) Except in the ordinary course of business consistent with its past practices, sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any real estate; or sell or lease (as lessor), or enter into or become bound by any contract, agreement, option or commitment relating to the sale, lease (as lessor) or other disposition of any equipment or any other fixed or capital asset (other than real estate) having a book value or a fair market value, whichever is greater, of more than $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

               (ii) Except in the ordinary course of business consistent with past practices, purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any real property; or purchase or lease (as lessee), or enter into or become bound by any contract, agreement, option or commitment relating to the purchase, lease (as lessee) or other acquisition of any equipment or any other fixed assets (other than real estate) having a purchase price, or involving aggregate lease payments, in excess of $25,000 for any individual item or asset, or more than $50,000 in the aggregate for all such items or assets;

               (iii) Enter into any purchase commitment for supplies or services which calls for prices of goods or fees for services materially higher than current market prices or fees or which obligates Rowan or Rowan Bank for a period longer than six months;

               (iv) Except in the ordinary course of its business consistent with its past practices, sell, purchase or repurchase, or enter into or become bound by any contract, agreement, option or commitment to sell, purchase or repurchase, any loan or other receivable or any participation in any loan or other receivable; or

               (v) Sell or dispose of, or enter into or become bound by any contract, agreement, option or commitment relating to the sale or other disposition of, any other asset (whether tangible or intangible, and including without limitation any trade name, trademark, copyright, service mark or intellectual property right or license) other than assets that are obsolete or no longer used in Rowan's business; or assign its right to or otherwise give any other person its permission or consent to use or do business under the corporate name of Rowan or any subsidiary or any name similar thereto; or release, transfer or waive any license or right granted to it by any other person to use any trademark, trade name, copyright, service mark or intellectual property right.

     (l) Debt; Liabilities. Except in the ordinary course of its business
         -----------------
consistent with its past practices, (i) enter into or become bound by any promissory note, loan agreement or other agreement or arrangement pertaining to its borrowing of money, (ii) assume, guarantee, endorse or otherwise become responsible or liable for any obligation of any other person or entity, or (iii) incur any other liability or obligation (absolute or contingent).

          (m) Liens; Encumbrances. Mortgage, pledge or subject any of its assets
              -------------------
to, or permit any of its assets to become or (with the exception of those liens and encumbrances Previously Disclosed to FNB with specificity) remain subject to, any lien or any other encumbrance (other than in the ordinary course of business consistent with its past practices in connection with borrowings from the Federal Home Loan Bank of Atlanta, securing of public funds deposits, repurchase agreements or other similar operating matters).

          (n) Waiver of Rights. Waive, release or compromise any material rights
              ----------------
in its favor (except in the ordinary course of business) except in good faith for fair value in money or money's worth, nor waive, release or compromise any rights against or with respect to any of its officers, directors or shareholders or members of families of officers, directors or shareholders.

          (o) Other Contracts. Except as Previously Disclosed, enter into or
              ---------------
become bound by any contracts, agreements, commitments or understandings (other than those described elsewhere in this Section 4.2) (i) for or with respect to any charitable contributions in excess of $15,000; (ii) with any governmental or regulatory agency or authority; (iii) pursuant to which Rowan or any subsidiary would assume, guarantee, endorse or otherwise become liable for the debt, liability or obligation of any other person or entity; (iv) which is entered into other than in the ordinary course of its business; or (v) which, in the case of any one contract, agreement, commitment or understanding and whether or not in the ordinary course of its business, would obligate or commit Rowan or any subsidiary to make expenditures of more than $25,000 (other than contracts, agreements, commitments or understandings entered into in the ordinary course of Rowan's or any subsidiary's lending operations).

          (p) Deposit Liabilities. Make any change in its current deposit
              -------------------
policies, including pricing and acceptance, and shall not take any actions designed to materially decrease the aggregate level of deposits as of the date of this Agreement.

     4.3  Shareholder Approval.
     -------------------------

          (a) Meeting of Shareholders. Rowan shall cause a meeting of its
              -----------------------
shareholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and Plan of Merger. In connection with the call and conduct of and all other matters relating to its shareholders' meeting (including the solicitation of proxies), Rowan shall fully comply with all provisions of applicable federal and state law and regulations and with its Articles of Incorporation and bylaws.

          (b) Recommendation of Board of Directors. Subject to its fiduciary
              ------------------------------------
obligations, the Board of Directors of Rowan shall recommend to the shareholders of Rowan that they vote their shares at the shareholders' meeting contemplated by Section 4.3(a) above to approve this Agreement and Plan of Merger and the Proxy Statement/Prospectus (as defined in Section 6.1(b) will so indicate and state that Rowan's Board of Directors considers the Merger to be advisable and in the best interests of Rowan and its shareholders.

                           ARTICLE V. COVENANTS OF FNB

     FNB hereby covenants and agrees as follows with Rowan:

     5.1  NASDAQ Notification. Prior to the Effective Time, FNB shall file with
          -------------------

the National Association of Securities Dealers such notifications and other materials (and shall pay such fees) as shall be required for the listing on Nasdaq of the shares of FNB Stock to be issued to Rowan's shareholders pursuant to the Merger.

     5.2  Employment.
          ----------

          (a) Bruce D. Jones. Provided he remains employed as President and
              --------------
Chief Executive Officer of Rowan and Rowan Bank at the Effective Time, Rowan Bank shall enter into an employment agreement with Bruce D. Jones as of the Effective Time which shall contain substantially the same terms and conditions and be in substantially the same form as is attached hereto as Schedule B.
                                                               ----------

          (b) Janet D. Abernethy. Provided she remains employed as Senior Vice
              ------------------
President and Chief Lending Officer of Rowan Bank at the Effective Time, FNB will, or will cause a subsidiary to, (i) grant an option to acquire 5,000 shares of FNB Stock to Janet D. Abernethy under the FNB Stock Compensation Plan, which option shall become exercisable one year after the date of grant, with 20% of the shares covered by the option becoming exercisable at that time and an additional 20% of the options shares becoming exercisable on each successive anniversary date provided that such option shall become immediately exercisable in full upon the termination of Ms. Abernethy's employment by FNB or Rowan Bank other than for cause, at an option price equal to the fair market value of FNB Stock on the date of grant; (ii) continue or assume the obligations of Rowan Bank under Ms. Abernethy's employment agreement dated March 23, 1999 but only as such agreement is amended with the prior approval of FNB, (iii)continue or assume the obligations of Rowan Bank under Ms. Abernethy's existing Change-of-Control Agreement with Rowan Bank subject, however, to the provisions of Ms. Abernethy's employment agreement dated March 23, 1999 as such agreement is amended with the prior approval of FNB; and (iv) continue or assume the obligations of Rowan Bank to pay the premiums for supplemental term life insurance for Ms. Abernethy as Previously Disclosed.

          (c) Eric E. Rhodes. Provided he remains employed as Senior Vice
              --------------
President and Chief Financial Officer of Rowan Bank at the Effective Time, FNB will, or will cause a subsidiary to, (i) grant an option to acquire 5,000 shares of FNB Stock to Eric E. Rhodes under the FNB Stock Compensation Plan, which option shall become exercisable one year after the date of grant, with 20% of the shares covered by the option becoming exercisable at that time and an additional 20% of the options shares becoming exercisable on each successive anniversary date provided that such option shall become immediately exercisable in full upon the termination of Mr. Rhodes's employment by FNB or Rowan Bank other than for cause, at an option price equal to the fair market value of FNB Stock on the date of grant; (ii) continue or assume the obligations of Rowan Bank under Mr. Rhodes's existing Change-of-Control Agreement with Rowan Bank; and (iii) continue or assume the obligations of Rowan Bank to pay the premiums for supplemental term life insurance for Mr. Rhodes as Previously Disclosed.

          (d) Other Employees; Severance. After the Effective Time, FNB may, but
              --------------------------
shall be under no obligation to, retain other employees of Rowan and Rowan Bank. Any such person retained shall be an employee of FNB on an "at-will" basis, and nothing in this Agreement shall be deemed to constitute an employment agreement with any such person or to obligate FNB to employ any such person for any specific period of time or in any specific position or location or to restrict FNB's right to change the rate of compensation or terminate the employment of any such person at any time and for any reason. For a period of one year following the Effective Time, FNB shall cause Rowan Bank or First National (if successor to Rowan Bank) to pay severance benefits to employees of Rowan Bank who are not party to either a written employment agreement or change-of-control agreement with Rowan Bank if their employment is terminated by Rowan Bank, FNB or First National after the Effective Time other than for cause. The severance benefit shall be equal to two weeks' salary at the employee's existing salary rate at the time of termination multiplied by the employee's number of complete years of service as an employee of Rowan Bank; provided, however, that the severance benefit will not exceed one half of the annual salary payable to the employee at his or her salary rate existing on the date of such termination.

     5.3  Employee Benefits.
          -----------------

          (a) Generally. Except as otherwise provided herein and to the extent
              ---------
permitted by contribution and deduction limitations of ERISA and the Code with respect to FNB's qualified plans, any employee of Rowan or Rowan Bank who continues employment with FNB, Rowan or Rowan Bank at the Effective Time (a "New Employee") shall become entitled to receive all employee benefits and to participate in all benefit plans provided by FNB or First National on the same basis and subject to the same eligibility and vesting requirements, and to the same conditions, restrictions and limitations, as generally are in effect and applicable to other newly hired employees of FNB or First National. However, each New Employee shall be given credit for his or her full years of service with Rowan or Rowan Bank for purposes of (i) entitlement to vacation and sick leave and for participation in all FNB or First National welfare, insurance and other fringe benefit plans, and (ii) eligibility for participation and vesting in the FNB 401(k) Plan and in FNB's defined benefit pension plan (the "FNB Pension Plan"). Notwithstanding any provision herein to the contrary, FNB will not be required to take any action that could adversely affect the continuing qualification of the FNB 40l(k) Plan or the FNB Pension Plan. FNB will grant to each New Employee a pro rata amount of sick leave and vacation leave, in accordance with FNB standard leave policies, for the period between the Effective Time and the end of the calendar year during which the Effective Time occurs. Each New Employee will be permitted to carry over accrued and unused sick leave and vacation leave earned at Rowan Bank but shall thereafter be subject to FNB's leave policies.

          (b) Health Insurance. Each New Employee shall be entitled to
              ----------------
participate in First National's group health insurance plan at a cost equal to the cost for any First National employee and such participation shall be without regard to pre-existing condition requirements under First National's group health insurance plan, to the extent any such condition at the Effective Time would have been covered under the health insurance plans of Rowan. For the period commencing on the date a New Employee is enrolled in First National's group health insurance plan and ending on the sooner of (i) the New Employee's discontinuing dependent coverage under First National's group health insurance plan and (ii) the second anniversary of the date of the Effective Time, FNB will pay or cause to be paid to a flexible spending account on behalf of each New Employee (other than any employee whose salary had been adjusted by Rowan Bank for health insurance coverage) who was enrolled in and elected dependent (meaning spousal, family or children only) coverage under Rowan Bank's group health insurance plan at the Effective Time a supplement in the amount by which the New Employee's cost for such coverage under the First National plan exceeds the New Employee's cost for such coverage under Rowan Bank's plan, provided that such amount shall not exceed $203.87 for spousal coverage, $113.55 for children only coverage, and $278.20 for family coverage. In the event a New Employee at any time elects lesser dependent coverage than that in effect for such New Employee at the Effective Time, such as reducing coverage from full family to spousal or children only, the supplement will be reduced accordingly. FNB will not pay or cause to be paid any amount for increases in coverage. The supplements paid or caused to be paid by FNB hereunder will not be considered salary for purposes of bonuses, incremental raises or salary adjustments that may be made from time to time as appropriate on an individual basis or for purposes of any severance benefits.

          (c) Option Plan. FNB shall assume each stock option granted under the
              -----------
Rowan Option Plan as provided in Section 1.10(a) above.

     5.4  Rowan Directors.
          ---------------

          (a) Representation on FNB Board. FNB shall appoint two persons
              ---------------------------
nominated by Rowan, one of whom shall be Bruce D. Jones, at the Effective Time to serve as directors of FNB until the next annual meeting of shareholders at which directors of FNB are elected and shall take such actions as shall be required to increase the number of members of its Board of Directors as may be necessary to permit such nominees to serve as directors. FNB's Board shall, if necessary, nominate such persons for election at annual meetings of FNB shareholders such that such nominees of Rowan, if elected by FNB's shareholders, would be able to serve as directors of FNB for no less than three years after the Effective Time. FNB will take such action as shall be necessary to waive any mandatory retirement policies of FNB with respect to its Board of Directors for such nominees to serve for no less than three years after the Effective Time.

          (b) Bank Board. Each of the members of Rowan Bank's Board of Directors
              ----------
at the Effective Time shall continue to serve as a member of Rowan Bank's Board of Directors after the Effective Time notwithstanding, for a period of two years after the Effective Time, any mandatory retirement policy of FNB for its directors generally. Each person so appointed shall diligently discharge his or her duties as a board member and promote in good faith FNB's and Rowan Bank's best interests. For their services as board members or, at FNB's option following any merger of Rowan Bank with First National or other subsidiary of FNB, as members of a local advisory board to such subsidiary and FNB, each person so appointed who is not also an employee of Rowan Bank or FNB shall be compensated at the rate presently in effect as Previously Disclosed, including payment of health insurance premiums for Claude M. Colvard and his spouse at the rate presently in effect, for serving as a member of the Rowan Bank Board of Directors for a period of three years after the Effective Time provided that he or she remains a director of the board or an advisory director for FNB and provided further that he or she not be serving as a director or advisory director of another financial institution or financial institution holding company. Each such person's service as a director or an advisory director will be at FNB's pleasure and will be subject to FNB's normal policies and procedures regarding the appointment and service of directors to the boards of its subsidiaries; provided, however, that if any such person's service as a director or an advisory director is terminated by FNB, FNB shall continue to pay such person compensation for the balance of the three-year period after the Effective Time upon such termination. FNB shall have the right to appoint and elect two additional members to the Rowan Bank Board of Directors and Rowan shall cause Rowan Bank to take such actions as shall be required to increase the number of members of Rowan Bank's Board of Directors as may be necessary to permit such nominees to serve as directors.

          (c) Deferred Compensation. FNB shall assume the obligations of Rowan
              ---------------------
under Previously Disclosed deferred compensation arrangements presently in effect for Rowan`s directors.

     5.5 Indemnification of Directors and Officers.
         -----------------------------------------

          (a) After the Effective Time, without releasing any insurance carrier and after exhaustion of all applicable director and liability insurance coverage for Rowan and its directors and officers, FNB shall indemnify, hold harmless and defend the directors and officers of Rowan in office on the date hereof or the Effective Time, to the same extent as it indemnifies its own directors and officers, from and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature including, without limitation, reasonable attorneys' fees and legal costs and expenses therewith whether known or unknown and whether now existing or hereafter arising which may be threatened against, incurred, undertaken, received or paid by such persons in connection with or which arise out of or result from or are based upon any action or failure to act by such person in the ordinary scope of his duties as a director or officer of Rowan (including service as a director or officer of any Rowan subsidiary or fiduciary of any of the Rowan Plans (as defined in Section 2.23(a)) through the Effective Time; provided, however, that FNB shall not be obligated to indemnify such person for (i) any act not available for statutory or permissible indemnification under North Carolina law, (ii) any penalty, decree, order, finding or other action imposed or taken by any regulatory authority, (iii) any violation or alleged violation of federal or state securities laws to the extent that indemnification is prohibited by law, or (iv) any claim of sexual or other unlawful harassment, or any form of employment discrimination prohibited by federal or state law; further, provided, however, that (A) FNB shall have the right to assume the defense thereof and upon such assumption FNB shall not be liable to any director or officer of Rowan for any legal expenses of other counsel or any other expenses subsequently incurred by such director or officer in connection with the defense thereof, except that if FNB elects not to assume such defense or counsel for such director or officer reasonably advises such director or officer that there are issues which raise conflicts of interest between FNB and such director or officer, such director or officer may retain counsel reasonably satisfactory to him, and FNB shall pay the reasonable fees and expenses of such counsel, (B) FNB shall not be liable for any settlement effected without its prior written consent, and (C) FNB shall have no obligation hereunder to any director or officer of Rowan when and if a court of competent jurisdiction shall determine that indemnification of such director or officer in the manner contemplated hereby is prohibited by applicable law. The indemnification provided herein shall be in addition to any indemnification rights an indemnitee may have by law, pursuant to the charter or bylaws of Rowan or Rowan Bank or pursuant to any Plan for which the indemnity serves as a fiduciary.

          (b) From and after the Effective Time, FNB will directly or indirectly cause the persons who served as directors or officers of Rowan at the Effective Time to be covered by Rowan's existing directors' and officers' liability insurance policy (provided that FNB may substitute therefor policies of at least the same coverage in amounts contained and terms and conditions which are not less advantageous than such policy). Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

          (c) The indemnification provided by this Section 5.5 is the sole indemnification provided by FNB to the directors and officers of Rowan for service in such positions up to and through the Effective Time. This Section 5.5 is intended to create personal rights in the directors and officers of Rowan, who shall be deemed to be third-party beneficiaries hereof. Notwithstanding any other provision of this Agreement, at the Effective Time, the indemnification rights provided herein shall not be extinguished but shall instead survive for a period of three years after the Effective Time.

     5.6 Merger Sub Organization. FNB shall organize Merger Sub under the laws
         -----------------------
of the State of North Carolina prior to the Effective Time. The outstanding capital stock of Merger Sub shall consist of 1,000 shares of common stock, all of which will be owned by FNB. Prior to the Effective Time, Merger Sub shall not
(i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets, or incur any liability, except as may be expressly contemplated by this Agreement or the Plan of Merger or as FNB and Rowan may otherwise agree. FNB, as the sole shareholder of Merger Sub, shall vote prior to the Effective Time the shares of common stock of Merger Sub in favor of the Plan of Merger and shall take all such other actions as shall be necessary for Merger Sub to consummate the transactions described herein. At the Effective Time, Merger Sub shall be a corporation duly organized and validly existing under the laws of the State of North Carolina with the corporate power and authority necessary to consummate the transactions contemplated by the Plan of Merger.

     5.7 Rowan Bank. For a period of not less than 24 months following the
         ----------
Effective Time, FNB shall hold Rowan Bank as a separate, state-chartered subsidiary of FNB; provided, however, that the Board of Directors of Rowan Bank may elect to cause Rowan Bank to merge with First National or another subsidiary of FNB prior to the termination of such 24-month period.

     5.8 Notice of Certain Changes or Events. Following the execution of this
         -----------------------------------
Agreement and up to the Effective Time, FNB promptly will notify Rowan in writing of and provide to it such information as it shall request regarding (i) any material adverse change in its consolidated financial condition, consolidated results of operations, prospects, business, assets, loan portfolio, investments, properties or operations, or of the actual or prospective occurrence of any condition or event which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change, or
(ii) the actual or prospective existence or occurrence of any condition or event which, with the lapse of time or otherwise, has caused or

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

may or could cause any statement, representation or warranty of FNB herein to be or become inaccurate, misleading or incomplete, or which has resulted or may or could cause, create or result in the breach or violation of any of FNB's covenants or agreements contained herein or in the failure of any of the conditions described in Sections 7.1 or 7.2 below.

     5.9 Further Action; Instruments of Transfer. FNB shall (i) use its best
         ---------------------------------------
efforts in good faith to take or cause to be taken all action required of it hereunder as promptly as practicable so as to permit the expeditious consummation of the transactions described herein, (ii) perform all acts and execute and deliver to Rowan all documents or instruments required herein or as otherwise shall be reasonably necessary or useful to or requested of FNB in consummating such transactions and (iii) cooperate with Rowan fully in carrying out, and will pursue diligently the expeditious completion of, such transactions.

                          ARTICLE VI. MUTUAL AGREEMENTS

     6.1 Registration Statement; Proxy Statement/Prospectus.
         --------------------------------------------------

          (a) Registration Statement and "Blue Sky" Approvals. As soon as
              -----------------------------------------------
practicable following the execution of this Agreement and after the furnishing by Rowan of all information required to be contained therein, FNB shall prepare and file with the SEC under the 1933 Act a registration statement on Form S-4 (or on such other form as FNB shall determine to be appropriate) (the "Registration Statement") covering the FNB Stock to be issued to shareholders of Rowan pursuant to this Agreement. Additionally, FNB shall take all such other actions, if any, as shall be required by applicable state securities or "blue sky" laws (i) to cause the FNB Stock to be issued upon consummation of the Merger, and at the time of the issuance thereof, to be duly qualified or registered (unless exempt) under such laws, (ii) to cause all conditions to any exemptions from qualification or registration under such laws to have been satisfied, and (iii) to obtain any and all required approvals or consents to the issuance of such stock. FNB shall deliver to Rowan and its counsel a preliminary draft of the Registration Statement and the Proxy Statement/Prospectus as soon as practicable after the date of this Agreement.

          (b) Preparation and Distribution of Proxy Statement/Prospectus. FNB
              ----------------------------------------------------------
and Rowan jointly shall prepare a "Proxy Statement/Prospectus" for distribution to the shareholders of Rowan as the proxy statement relating to solicitation of proxies for use at the shareholders' meeting contemplated in Section 6.1(b) above and as FNB's prospectus relating to the offer and distribution of FNB Stock as described herein. The Proxy Statement/Prospectus shall be in such form and shall contain or be accompanied by such information regarding the shareholders' meeting, this Agreement, the parties hereto, the Merger and other transactions described herein as is required by applicable law and regulations and otherwise as shall be agreed upon by FNB and Rowan. FNB shall include the Proxy Statement/Prospectus as the prospectus in its "Registration Statement" described above; and FNB and Rowan shall cooperate with each other in good faith and shall use their best efforts to cause the Proxy Statement/Prospectus to comply with any comments of the SEC. Rowan shall mail the Proxy Statement/Prospectus to its shareholders prior to the scheduled date of its shareholders' meeting; provided, however, that no such materials shall be mailed to Rowan's shareholders unless and until FNB shall have determined to its own satisfaction that the conditions specified in Sections 7.1(b) and (c) below have been satisfied and shall have approved such mailing.

          (c) Information for Proxy Statement/Prospectus and Registration
              -----------------------------------------------------------
Statement. Each of FNB and Rowan shall promptly respond, and use its best
---------
efforts to cause its directors, officers, accountants and affiliates to promptly respond, to requests by the other party and its counsel for information for inclusion in the various applications for regulatory approvals and in the Proxy Statement/Prospectus. Each of FNB and Rowan hereby covenants with the other that none of the information provided by it for inclusion in the Proxy Statement/Prospectus will, at the time of its mailing, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; and, at all times following such mailing up to and including the Effective Time, none of such information contained in the Proxy Statement/Prospectus, as it may be amended or supplemented, will contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     6.2 Regulatory Approvals. Within 75 days after the date of this Agreement,
         --------------------
each of FNB and Rowan shall prepare and file, or cause to be prepared and filed, all applications for regulatory approvals and actions as may be required of it, by applicable law and regulations with respect to the transactions described herein (including applications to the Federal Reserve Board, the Commissioner and to any other applicable federal or state banking, securities or other regulatory authority). Each party shall use its best efforts in good faith to obtain all necessary regulatory approvals required for consummation of the transactions described herein. Each party shall cooperate with the other party in the preparation of all applications to regulatory authorities and, upon request, promptly shall furnish all documents, information, financial statements or other material that may be required by any other party to complete any such application; and, before the filing therefor, each party to this Agreement shall have the right to review and comment on the form and content of any such application to be filed by any other party. Should the appearance of any of the officers, directors, employees or counsel of any of the parties hereto be requested by any other party or by any governmental agency at any hearing in connection with any such application, such party shall promptly use its best efforts to arrange for such appearance.

     6.3 Access. Following the date of this Agreement and to and including the
         ------
Effective Time, Rowan and FNB shall each provide the other party and such other party's employees, accountants, counsel or other representatives, access to all its books, records, files and other information (whether maintained electronically or otherwise), to all its properties and facilities, and to all its employees, accountants, counsel and consultants as Rowan and FNB, as the case may be, shall, in its sole discretion, consider to be necessary or appropriate; provided, however, that any investigation or reviews conducted by FNB or Rowan shall be performed in such a manner as will not interfere unreasonably with the other party's normal operations or with relationship with its customers or employees, and shall be conducted in accordance with procedures established by the parties having due regard for the foregoing.

     6.4 Costs. Subject to the provisions of Section 8.3(c) below, and whether
         -----
or not this Agreement shall be terminated or the Merger shall be consummated, each of FNB and Rowan shall pay its own legal, accounting and financial advisory fees and all its other costs and expenses incurred or to be incurred in connection with the execution and performance of its obligations under this Agreement or otherwise in connection with this Agreement and the transactions described herein (including, without limitation, all accounting fees, legal fees, filing fees, printing costs, mailing costs, travel expenses, and investment banking fees).

     6.5 Announcements. No person other than the parties to this Agreement is
         -------------
authorized to make any public announcements or statements about this Agreement or any of the transactions described herein, and, without the prior review and consent of the others (which consent shall not unreasonably be denied or delayed), no party hereto may make any public announcement, statement or disclosure as to the terms and conditions of this Agreement or the transactions described herein, except for such disclosures as may be required incidental to obtaining the prior approval of any regulatory agency or official to the consummation of the transactions described herein. However, notwithstanding anything contained herein to the contrary, prior review and consent shall not be required if in the good faith opinion of counsel to FNB or Rowan any such disclosure by FNB or Rowan, as the case may be, is required by law or otherwise is prudent.

     6.6 Confidentiality. FNB and Rowan each shall treat as confidential and not
         ---------------
disclose to any unauthorized person any documents or other information obtained from or learned about the other during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (including any information obtained during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party; and that it will not use any such documents or other information for any purpose except for the purposes for which such documents and information were provided to it and in furtherance of the transactions described herein. However, the above obligations of confidentiality shall not prohibit the disclosure of any such document or information by any party to this Agreement to the extent (i) such document or information is then available generally to the public or is already known to the person or entity to whom disclosure is proposed to be made (other than through the previous actions of such party in violation of this Section 6.6), (ii) such document or information was available to the disclosing party on a nonconfidential basis prior to the same being obtained pursuant to this Agreement, (iii) disclosure is required by subpoena or order of a court or regulatory authority of competent jurisdiction, or by the SEC or other regulatory authorities in connection with the transactions described herein, or
(iv) to the extent that, in the reasonable opinion of legal counsel to such party, disclosure otherwise is required by law. In the event this Agreement is terminated for any reason, then each of the parties hereto immediately shall return to the other party all copies of any and all documents or other written materials or information (including computer generated and stored data) of or relating to such other party which were obtained from them during the course of the negotiation of this Agreement and the carrying out of the events and transactions described herein (whether during the course of any due diligence investigation or review provided for herein or otherwise) and which documents or other information relates in any way to the business, operations, personnel, customers or financial condition of such other party. The parties' obligations of confidentiality under this Section 6.6 shall survive and remain in effect following any termination of this Agreement.

     6.7 Environmental Studies. At its option, FNB may cause to be conducted
         ---------------------
Phase I environmental assessments of the Real Property, the real estate subject to any Real Property Lease, or the Loan Collateral, or any portion thereof, together with such other studies, testing and intrusive sampling and analyses as FNB shall deem necessary or desirable (collectively, the "Environmental Survey"); provided, however, that the Environmental Survey, as much as possible, shall be performed in such a manner as will not interfere unreasonably with Rowan's normal operations, and provided further, however, that Rowan shall use its best efforts to obtain any required consents of third parties to permit any Environmental Survey of any Loan Collateral. FNB shall attempt in good faith to complete all such Phase I environmental assessments within 60 days following the date of this Agreement and thereafter to conduct and complete any such additional studies, testing, sampling and analyses as promptly as practicable. Subject to the provisions of Section 8.3(c) below, the costs of the Environmental Survey shall be paid by FNB. If (i) the final results of any Environmental Survey (or any related analytical data) reflect that there likely has been any discharge, disposal, release or emission by any person of any Hazardous Substance on, from or relating to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral at any time prior to the Effective Time, or that any action has been taken or not taken, or a condition or event likely has occurred or exists, with respect to any of the Real Property, real estate subject to a Real Property Lease or Loan Collateral which constitutes or would constitute a violation of any Environmental Laws, and if, (ii) based on the advice of its legal counsel or other consultants, FNB believes that Rowan or, following the Merger, FNB, could become responsible for the remediation of such discharge, disposal, release or emission or for other corrective action with respect to any such violation, or that Rowan or, following the Merger, FNB, could become liable for monetary damages (including without limitation any civil or criminal penalties or assessments) resulting therefrom (or that, in the case of any of the Loan Collateral, Rowan or, following the Merger, FNB, could incur any such liability if it acquired title to such Loan Collateral), and if, (iii) based on the advice of their legal counsel or other consultants, FNB reasonably believes the amount of expenses or liability which either of them could incur or for which either of them could become responsible or liable on account of any and all such remediation, corrective action or monetary damages at any time or over any period of time could equal or exceed an aggregate of $250,000 over any period of time, then FNB shall give Rowan prompt written notice thereof (together with all information in its possession relating thereto) and, at FNB's sole option and discretion, at any time thereafter and up to the Effective Time, it may terminate this Agreement without further obligation or liability to Rowan or its shareholders.

     6.8 Tax-Free Reorganization. FNB and Rowan shall each use its best efforts
         -----------------------
to cause the Merger to qualify as a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Code and that it shall not intentionally take any action that would cause the Merger to fail to so qualify.

     6.9 Certain Modifications. FNB and Rowan shall consult with each other with
         ---------------------
respect to their loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and Rowan shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. FNB and Rowan also shall consult with each other with respect to the character, amount and timing of restructuring and Merger-related expense charges to be taken by each of them in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by them. The representations, warranties and covenants of each of FNB and Rowan contained in this Agreement shall not be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken by reason of this Section 6.9.

     6.10 Transition Team. FNB and Rowan shall create a transition team
          ---------------
comprised of staff and representatives of Rowan and staff and representatives of FNB (the "Transition Team"). The purpose of the Transition Team shall be to provide detailed guidance to FNB in fulfilling and consummating the Merger, to maintain open lines of communication between Rowan and FNB, and to handle customer inquiries regarding the Merger. The Transition Team shall meet as necessary until the Effective Time. Members of the Transition Team shall receive no separate compensation for such service.

                   ARTICLE VII. CONDITIONS PRECEDENT TO MERGER

     7.1 Conditions to all Parties' Obligations. Notwithstanding any other
         --------------------------------------
provision of this Agreement to the contrary, the obligations of each of the parties to this Agreement to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          (a) Corporate Action. All corporate action necessary to authorize the
              ----------------
execution, delivery and performance of this Agreement and the Plan of Merger in consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken, including, without limitation, the approval of the shareholders of Rowan of this Agreement and Plan of Merger.

          (b) Registration Statement Effective. The Registration Statement
              --------------------------------
(including any post-effective amendments thereto) shall be effective under the 1933 Act, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by the SEC to suspend the effectiveness of such Registration Statement.

          (c) "Blue Sky" Approvals. FNB shall have received all state securities
              --------------------
or "Blue Sky" permits or other authorizations, or confirmations as to the availability of exemptions from Blue Sky registration requirements as may be necessary, and no stop orders or proceedings shall be pending or, to the knowledge of FNB, threatened by any state Blue Sky administration to suspend the effectiveness of any registration statement filed therewith with respect to the issuance of FNB Stock in the Merger.

          (d) Regulatory Approvals. (i) The Merger and other transactions
              --------------------
described herein shall have been approved, to the extent required by law, by the Federal Reserve Board, the Commissioner, and by all other governmental or regulatory agencies or authorities having jurisdiction over such transactions,
(ii) no governmental or regulatory agency or authority shall have withdrawn its approval of such transactions or imposed any condition on such transactions or conditioned its approval thereof, which condition is reasonably deemed by FNB or Rowan to be materially disadvantageous or burdensome or to so adversely affect the economic or business benefits of this Agreement to FNB or Rowan's shareholders as to render it inadvisable for it to consummate the Merger; (iii) all applicable waiting periods following regulatory approvals shall have expired without objection to the Merger by the Federal Reserve Board or other applicable regulatory authorities; and (iv) all other consents, approvals and permissions, and the satisfaction of all of the requirements prescribed by law or regulation, necessary to the carrying out of the transactions contemplated herein shall have been procured.

          (e) Adverse Proceedings, Injunction, Etc. There shall not be (i) any
              ------------------------------------
order, decree or injunction of any court or agency of competent jurisdiction which enjoins or prohibits the Merger or any of the other transactions described herein or any of the parties hereto from consummating any such transaction, (ii) any pending or threatened investigation of the Merger or any of such other transactions by the Federal Reserve Board, or any actual or threatened litigation under federal antitrust laws relating to the Merger or any other such transaction, (iii)any suit, action or proceeding by any person (including any governmental, administrative or regulatory agency), pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit Rowan or FNB from consummating the Merger or carrying out any of the terms or provisions of this Agreement, or (iv) any other suit, claim, action or proceeding pending or threatened against Rowan or FNB or any of their respective officers or directors which shall reasonably be considered by Rowan or FNB to be materially burdensome in relation to the proposed Merger or materially adverse in relation to the financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of either such corporation, and which has not been dismissed, terminated or resolved to the satisfaction of all parties hereto within 90 days of the institution or threat thereof.

          (f) Tax Opinion. The parties shall have received an opinion, dated the
              -----------
Closing Date, of Schell Bray Aycock Abel & Livingston P.L.L.C. or another tax advisor in form and substance satisfactory to FNB and Rowan, substantially to the effect that, for federal income tax purposes: (i)consummation of the Merger, together with the immediately subsequent merger of the Surviving Corporation with and into FNB (collectively, the "Mergers"), will constitute a "reorganization" as defined in Section 368(a) of the Code; (ii) no gain or loss will be recognized by FNB or Rowan by reason of the Mergers, (iii) the exchange or cancellation of shares of Rowan Stock in the Merger will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of Rowan to the extent such shareholders receive FNB Stock in exchange for their shares of Rowan Stock (except with respect to cash in lieu of fractional shares); (iv) the basis of the FNB Stock to be received by a shareholder of Rowan will be the same as the basis of the Rowan Stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of dividend income or gain recognized, if any, as a result of the Merger; and (v) if Rowan Stock is a capital asset in the hands of the shareholder at the Effective Time, the holding period of the FNB Stock received by the shareholder in the Merger will include the holding period of Rowan Stock surrendered in exchange therefor. In rendering its opinion, Schell Bray Aycock Abel & Livingston P.L.L.C. or such other tax advisor will require and rely on representations by officers of FNB and Rowan, and will be entitled to make reasonable assumptions, including that the Merger will be followed immediately by the merger of the Surviving Corporation with and into FNB.

          (g) Nasdaq Listing. FNB shall have satisfied all requirements for the
              --------------
shares of FNB Stock to be issued to the shareholders of Rowan and holders of options issued under the Rowan Option Plan in connection with the Merger to be listed on Nasdaq as of the Effective Time.

     7.2 Additional Conditions to Rowan's Obligations. Notwithstanding any other
         --------------------------------------------
provision of this Agreement to the contrary, Rowan's separate obligation to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          (a) Material Adverse Change. There shall not have been any material
              -----------------------
adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiaries considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

          (b) Compliance with Laws. FNB shall have complied in all material
              --------------------
respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiaries considered as one enterprise.

          (c) FNB's Representations and Warranties and Performance of
              -------------------------------------------------------
Agreements; Officers' Certificate. Unless waived in writing by Rowan as provided
---------------------------------
in Section 10.2 below, (i) each of the representations and warranties of FNB contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB and its consolidated subsidiaries considered as one enterprise, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement; and (ii) FNB shall have performed in all material respects all of its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. Rowan shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of FNB to the foregoing effect and as to such other matters as may be reasonably requested by Rowan.

          (d) Legal Opinion of FNB's Counsel. Rowan shall have received from
              ------------------------------
Schell Bray Aycock Abel & Livingston P.L.L.C., counsel for FNB, a written opinion dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to Rowan and its counsel.

          (e) Fairness Opinion. Rowan shall have received from its financial
              ----------------
advisor, Trident, an opinion dated as of a date prior to the mailing of the Proxy Statement/Prospectus to Rowan's shareholders in connection with its shareholders' meeting to the effect that the consideration to be received by Rowan's shareholders in the Merger is fair, from a financial point of view, to Rowan and its shareholders.

          (f) Other Documents and Information from FNB. FNB shall have provided
              ----------------------------------------
to Rowan correct and complete copies of its Articles of Incorporation, bylaws and Board of Directors resolutions approving this Agreement and the Merger (all certified by its Secretary), together with certificates of the incumbency of its officers and such other closing documents and information as may be reasonably requested by Rowan or its counsel.

     7.3 Additional Conditions to FNB's Obligations. Notwithstanding any other
         ------------------------------------------
provision of this Agreement to the contrary, FNB's obligations to consummate the transactions described herein shall be conditioned upon the satisfaction of each of the following conditions precedent on or prior to the Closing Date:

          (a) Material Adverse Change. There shall not have occurred any
              -----------------------
material adverse change in the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Rowan and its subsidiaries considered as one enterprise and there shall not have occurred any event or development and there shall not exist any condition or circumstance which, with the lapse of time or otherwise, may or could cause, create or result in any such material adverse change.

          (b) Compliance with Laws. Rowan shall have complied in all material
              --------------------
respects with all federal and state laws and regulations applicable to the transactions described herein and where the violation of or failure to comply with any such law or regulation could or may have a material adverse effect on the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of FNB or Rowan.

          (c) Rowan's Representations and Warranties and Performance of
              ---------------------------------------------------------
Agreements; Officers' Certificate. Unless waived in writing by FNB as provided
---------------------------------
in Section 10.2 below, (i) each of the representations and warranties of Rowan contained in this Agreement shall have been true and correct as of the date hereof and shall be true and correct at and as of the Effective Time with the same force and effect as though made on and as of such date, except (A) for changes which are not, in the aggregate, material and adverse to the consolidated financial condition, results of operations, prospects, businesses, assets, loan portfolio, investments, properties or operations of Rowan and its subsidiaries considered as one enterprise, and (B) for the effect of any activities or transactions that may have taken place after the date of this Agreement and are expressly contemplated by this Agreement, and (ii) Rowan shall have performed in all material respects all its obligations, covenants and agreements hereunder to be performed by it on or before the Closing Date. FNB shall have received a certificate dated as of the Closing Date and executed by the chief executive officer and chief financial officer of Rowan to the foregoing effect and as to such other matters as may be reasonably requested by FNB.

          (d) Legal Opinion of Rowan's Counsel. FNB shall have received from
              --------------------------------
Gaeta & Glesener P.A. counsel to Rowan, a written opinion, dated as of the Closing Date in form and substance customary for transactions of this nature and otherwise reasonably satisfactory to FNB and its counsel.

          (e) Other Documents and Information from Rowan. Rowan shall have
              ------------------------------------------
provided to FNB correct and complete copies of Rowan's Articles of Incorporation, bylaws and Board and shareholder resolutions (all certified by Rowan's Secretary), together with certificates of the incumbency of Rowan's officers and such other closing documents and information as may be reasonably requested by FNB or its counsel.

          (f) Amendments to Benefit Plans. The Board of Directors of Rowan shall
              ---------------------------
have adopted and implemented, effective as of the Effective Time, such amendments to the Rowan Option Plan as may be necessary in accordance with the provisions of this Agreement and otherwise satisfactory to FNB.

          (g) Consents to Assignment of Property Leases. Rowan shall have
              -----------------------------------------
obtained all required consents to the assignment to FNB of its rights and obligations under any personal property lease and any Real Property Lease material to the business of Rowan and its subsidiaries considered as one enterprise, and such consents shall be in such form and substance as shall be satisfactory to FNB; and each of the lessors of Rowan shall have confirmed in writing that Rowan is not in default under the terms and conditions of any personal property lease or any Real Property Lease.

                   ARTICLE VIII. TERMINATION; BREACH; REMEDIES

     8.1 Mutual Termination. At any time prior to the Effective Time (and
         ------------------
whether before or after approval hereof by the shareholders of Rowan and FNB), this Agreement may be terminated by the mutual agreement of FNB and Rowan. Upon any such mutual termination, all obligations of Rowan and FNB hereunder shall terminate and each party shall pay costs and expenses as provided in Section 6.4 above.

     8.2 Unilateral Termination. This Agreement may be terminated by either FNB
         ----------------------
or Rowan (whether before or after approval hereof by Rowan's or FNB's shareholders) upon written notice to the other parties and under the circumstances described below.

          (a) Termination by FNB. This Agreement may be terminated by FNB by
              ------------------
action of its Board of Directors:

               (i) if any of the conditions to the obligations of FNB (as set forth in Section 7.1 and 7.3 above) shall not have been satisfied or effectively waived in writing by FNB by September 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of FNB to satisfy any of its obligations, covenants or agreements contained herein);

               (ii) if Rowan shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article IV or
          Article VI herein in any material respect;

               (iii) if FNB determines at any time that any of Rowan's representations or warranties contained in Article II above or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

               (iv) if, notwithstanding FNB's satisfaction of its obligations under Section 6.1 above, Rowan's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting held for such purpose;

               (v) if the Merger shall not have become effective on or before September 30, 2002 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the dates set forth in this Section 8.2(a) shall be extended by mutual agreement for up to an additional 60 days; or

               (vi) under the circumstances described in Section 6.7 above.

     However, before FNB may terminate this Agreement for any of the reasons specified above in (i), (ii) or (iii) of this Section 8.2(a), it shall give written notice to Rowan as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by FNB shall not become effective if, within 30 days following the giving of such notice, Rowan shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB. In the event Rowan cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of FNB within such 30-day period, FNB shall have 30 days to notify Rowan of its intention to terminate this Agreement. A failure to so notify Rowan will be deemed to be a waiver by FNB of the breach, default or violation pursuant to Section 10.2 below.

          (b) Termination by Rowan. This Agreement may be terminated by Rowan by
              --------------------
action of its Board of Directors:

               (i) if any of the conditions of the obligations of Rowan (as set forth in Section 7.1 and 7.2 above) shall not have been satisfied or effectively waived in writing by Rowan by September 30, 2002 (except to the extent that the failure of such condition to be satisfied has been caused by the failure of Rowan to satisfy any of its obligations, covenants or agreements contained herein);

               (ii) if FNB shall have violated or failed to fully perform any of its obligations, covenants or agreements contained in Article V or
          Article VI herein in any material respect;

               (iii) if Rowan determines that any of FNB's representations and warranties contained in Article III herein or in any other certificate or writing delivered pursuant to this Agreement shall have been false or misleading in any material respect when made, or that there has occurred any event or development or that there exists any condition or circumstance which has caused or, with the lapse of time or otherwise, may or could cause any such representations or warranties to become false or misleading in any material respect;

               (iv) if, notwithstanding Rowan's satisfaction of its obligations contained in Section 6.1 above, Rowan's shareholders do not approve this Agreement and Plan of Merger at its shareholders' meeting called for such purpose;

               (v) if the Merger shall not have become effective on or before September 30, 2002 unless such date is extended as evidenced by the written mutual agreement of the parties hereto; provided, however, that in the event there is a delay of not more than 30 days caused by circumstances beyond the control of the parties hereto, the dates set forth in this Section 8.2(b) shall be extended by mutual agreement for up to an additional 60 days; or

               (vi) if the average of the daily last sales prices of FNB Stock as reported on Nasdaq (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by FNB) for the twenty (20) consecutive full trading days in which such shares are traded on Nasdaq ending at the closing of trading on the Determination Date shall be less than $8.28. "Determination Date" shall mean the fifth business day prior to the date of the meeting of the shareholders of Rowan contemplated by Section 4.3(a). If Rowan desires to terminate this Agreement pursuant to this Section 8.2(b)(vi), it shall give prompt written notice thereof to FNB, which notice shall be given no later than the close of business on the second business day prior to the date of the Rowan shareholders' meeting.

     However, before Rowan may terminate this Agreement for any of the reasons specified above in clause (i), (ii) or (iii) of this Section 8.2(b), it shall give written notice to FNB as provided herein stating its intent to terminate and a description of the specific breach, default, violation or other condition giving rise to its right to so terminate, and, such termination by Rowan shall not become effective if, within 30 days following the giving of such notice, FNB shall cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Rowan. In the event FNB cannot or does not cure such breach, default or violation or satisfy such condition to the reasonable satisfaction of Rowan within such 30-day period, Rowan shall have 30 days to notify FNB of its intention to terminate this Agreement. A failure to so notify FNB will be deemed to be a waiver by Rowan of the breach, default or violation pursuant to Section 10.2 below.

     8.3 Breach; Remedies.
         ----------------

          (a) Except as otherwise provided below, in the event of a breach by Rowan of any of its representations or warranties contained in this Agreement or in any other certificate or writing delivered pursuant to this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then FNB's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

          (b) Likewise, and except as otherwise provided below, in the event of a breach by FNB of any of its representations or warranties contained in this Agreement, or in the event of its failure to perform or violation of any of its obligations, agreements or covenants contained in this Agreement, then Rowan's sole right and remedy shall be to terminate this Agreement prior to the Effective Time as provided in Section 8.2 above, or, in the case of a failure to perform or violation of any obligations, agreements or covenants, to seek specific performance thereof.

          (c) Notwithstanding anything contained herein to the contrary, if either party to this Agreement breaches this Agreement by willfully or intentionally failing to perform or violating any of its obligations, agreements or covenants contained in this Agreement, such party shall be obligated to pay all expenses of the other party described in Section 6.4, together with other damages recoverable at law or in equity.

                           ARTICLE IX. INDEMNIFICATION

     9.1 Agreement to Indemnify. In the event this Agreement is terminated for
         ----------------------
any reason and the Merger is not consummated, then Rowan and FNB will indemnify each other as provided below.

          (a) By Rowan. Rowan shall indemnify, hold harmless and defend FNB from
              --------
and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by FNB:

               (i) in connection with or which arise out of or result from or are based upon (A) Rowan's operations or business transactions or its relationship with any of its employees, or (B) Rowan's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

               (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by Rowan of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of Rowan to perform any of its covenants, agreements or obligations under or in connection with this Agreement;

               (iii) in connection with or which arise out of or result from or are based upon any information provided by Rowan which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to Rowan's and FNB's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading; and

               (iv) in connection with or which arise out of or result from or are based upon the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, reporting, testing, processing, emission, discharge, release, threatened release, control, removal, clean-up or remediation on, from or relating to the Real Property by Rowan or any other person of any Hazardous Substances, or any action taken or any event or condition occurring or existing with respect to the Real Property which constitutes a violation of any Environmental Laws by Rowan or any other person.

          (b) By FNB. FNB shall indemnify, hold harmless and defend Rowan from
              ------
and against any and all claims, disputes, demands, causes of action, suits, proceedings, losses, damages, liabilities, obligations, costs and expenses of every kind and nature that arise from or are related to claims by third parties, including without limitation reasonable attorneys' fees and legal costs and expenses in connection therewith, whether known or unknown, and whether now existing or hereafter arising, which may be threatened against, incurred, undertaken, received or paid by Rowan:

               (i) in connection with or which arise out of or result from or are based upon (A) FNB's operations or business transactions or its relationship with any of its employees, or (B) FNB's failure to comply with any statute or regulation of any federal, state or local government or agency (or any political subdivision thereof) in connection with the transactions described in this Agreement;

               (ii) in connection with or which arise out of or result from or are based upon any fact, condition or circumstance that constitutes a breach by FNB of, or any inaccuracy, incompleteness or inadequacy in, any of its representations or warranties under or in connection with this Agreement, or any failure of FNB to perform any of its covenants, agreements or obligations under or in connection with this Agreement; and,

               (iii) in connection with or which arise out of or result from or are based upon any information provided by FNB which is included in the Proxy Statement/Prospectus and which information causes the Proxy Statement/Prospectus at the time of its mailing to FNB's and Rowan's shareholders to contain any untrue statement of a material fact or to omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

     9.2 Procedure for Claiming Indemnification.
         --------------------------------------

          (a) By FNB. If any matter subject to indemnification hereunder arises
              ------
in the form of a claim against FNB or its successors and assigns (herein referred to as a "Third Party Claim"), FNB promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to Rowan. Within 15 days of such notice, Rowan either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify FNB that Rowan disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by Rowan and the cost of such defense shall be borne by Rowan except that FNB shall have the right to participate in such defense at its own expense and provided that Rowan shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon FNB or its successors or assigns. FNB agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to Rowan without charge therefor except for out-of-pocket expenses. If Rowan fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, FNB shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. FNB also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by Rowan.

          (b) By Rowan. If any matter subject to indemnification hereunder
              --------
arises in the form of a claim against Rowan or its successors and assigns (herein referred to as a "Third Party Claim"), Rowan promptly shall give notice and details thereof, including copies of all pleadings and pertinent documents, to FNB. Within 15 days of such notice, FNB either (i) shall pay the Third Party Claim either in full or upon agreed compromise or (ii) shall notify Rowan that FNB disputes the Third Party Claim and intends to defend against it, and thereafter shall so defend and pay any adverse final judgment or award in regard thereto. Such defense shall be controlled by FNB and the cost of such defense shall be borne by FNB except that Rowan shall have the right to participate in such defense at its own expense and provided that FNB shall have no right in connection with any such defense or the resolution of any such Third Party Claim to impose any cost, restriction, limitation or condition of any kind upon Rowan or its successors and assigns. Rowan agrees that it shall cooperate in all reasonable respects in the defense of any such Third Party Claim, including making personnel, books and records relevant to the Third Party Claim available to FNB without charge therefor except for out-of-pocket expenses. If FNB fails to take action within 15 days as hereinabove provided or, having taken such action, thereafter fails diligently to defend and resolve the Third Party Claim, Rowan shall have the right to pay, compromise or defend the Third Party Claim and to assert the indemnification provisions hereof. Rowan also shall have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by FNB.

                       ARTICLE X. MISCELLANEOUS PROVISIONS

     10.1 Reservation of Right to Revise Structure. Notwithstanding any
          ----------------------------------------
provision herein to the contrary, FNB shall have the unilateral right to revise the structure of the Merger to achieve the tax consequences described in Section
6.8 or for any other reason FNB may deem advisable; provided, however, that no such change will (i) alter or change the amount or kind of consideration to be received by the shareholders of Rowan in the Merger or (ii) adversely affect the tax treatment to the shareholders of Rowan as a result of receiving such consideration. In the event of such election by FNB, the parties hereto shall execute an appropriate amendment to this Agreement.

     10.2 Survival of Representations, Warranties, Indemnification and Other
          ------------------------------------------------------------------
Agreements.
----------

          (a) Representations, Warranties and Other Agreements. None of the
              ------------------------------------------------
representations, warranties or agreements herein shall survive the effectiveness of the Merger, and no party shall have any right after the Effective Time to recover damages or any other relief from any other party to this Agreement by reason of any breach of representation or warranty, any nonfulfillment or nonperformance of any agreement contained herein, or otherwise; provided, however, that the parties' agreements contained in Section 6.6 above, FNB's covenants contained in Sections 5.1 through 5.5 above shall survive the effectiveness of the Merger.

          (b) Indemnification. The parties' indemnification agreements and
              ---------------
obligations pursuant to Section 9.1 above shall become effective only in the event this Agreement is terminated, and neither of the parties shall have any obligations under Section 9.1 in the event of or following consummation of the Merger.

     10.3 Waiver. Any term or condition of this Agreement may be waived (except
          ------
as to matters of regulatory approvals and approvals required by law), either in whole or in part, at any time by the party which is, and whose shareholders are, entitled to the benefits thereof, provided, however, that any such waiver shall be effective only upon a determination by the waiving party (through action of its Board of Directors) that such waiver would not adversely affect the interests of the waiving party or its shareholders; and, provided further, that no waiver of any term or condition of this Agreement by any party shall be effective unless such waiver is in writing and signed by the waiving party or as provided in Sections 8.2(a) and 8.2(b) above, or be construed to be a waiver of any succeeding breach of the same term or condition. No failure or delay of any party to exercise any power, or to insist upon a strict compliance by any other party of any obligation, and no custom or practice at variance with any terms hereof, shall constitute a waiver of the right of any party to demand full and complete compliance with such terms.

     10.4 Amendment. This Agreement may be amended, modified or supplemented at
          ---------
any time or from time to time prior to the Effective Time, and either before or after its approval by the shareholders of Rowan and FNB, by an agreement in writing approved by a majority of the Boards of Directors of FNB and Rowan executed in the same manner as this Agreement; provided however, that the provisions of this Agreement relating to the manner or basis in which shares of Rowan Stock are converted into FNB Stock shall not be amended after the approval of

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

this Agreement and Plan of Merger by the shareholders of Rowan without the requisite approval of such shareholders of such amendment.

     10.5 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed to have been duly given if delivered personally or by courier, or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

          (a) If to Rowan, to:

                     Rowan Bancorp, Inc.
                     Attention: Bruce D.Jones, President
                     200 North Main Street
                     China Grove, North Carolina  28023

                     With copy to:

                     Gaeta & Glesener, P.A.
                     Attention: Anthony Gaeta, Jr.
                     808 Salem Woods Drive, Suite 201
                     Raleigh, North Carolina 27615-3345

          (b) If to FNB, to:

                     FNB Corp.
                     Attention:  Mr. Michael C. Miller, President
                     Post Office Box 1328 (27204)
                     101 Sunset Avenue
                     Asheboro, North Carolina 27203

                     With copy to:

                     Schell Bray Aycock Abel & Livingston P.L.L.C.
                     Attention: Doris R. Bray
                     1500 Renaissance Plaza
                     230 North Elm Street
                     Greensboro, North Carolina 27420

     10.6 Further Assurance. Rowan and FNB shall each furnish to the other such
          -----------------
further assurances with respect to the matters contemplated herein and their respective agreements, covenants, representations and warranties contained herein, including the opinion of legal counsel, as such other party may reasonably request.

     10.7 Headings and Captions. Headings and captions of the sections and
          ---------------------
Sections of this Agreement have been inserted for convenience of reference only and do not constitute a part hereof.

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

     10.8 Entire Agreement. This Agreement (including all schedules and exhibits
          ----------------
attached hereto and all documents incorporated herein by reference) contains the entire agreement of the parties with respect to the transactions described herein and supersedes any and all other oral or written agreement(s) heretofore made, and there are no representations or inducements by or to, or any agreements between, any of the parties hereto other than those contained herein in writing.

     10.9 Severability of Provisions. The invalidity or unenforceability of any
          --------------------------
term, phrase, clause, Section, restriction, covenant, agreement or other provision hereof shall in no way affect the validity or enforceability of any other provision or part hereof.

     10.10 Assignment. This Agreement may not be assigned by either party hereto
           ----------
except with the prior written consent of the other party hereto.

     10.11 Counterparts. Any number of counterparts of this Agreement may be
           ------------
signed and delivered, each of which shall be considered an original and all of which together shall constitute one agreement.

     10.12 Governing Law. This Agreement is made in and shall be construed and
           -------------
enforced in accordance with the laws of North Carolina.

     10.13 Inspection. Any right of FNB or Rowan hereunder to investigate or
           ----------
inspect the assets, books, records, files and other information of the other in no way shall establish any presumption that FNB or Rowan should have conducted any investigation or that such right has been exercised by FNB or Rowan or their agents, representatives or others. Any investigations or inspections that have been made by FNB or Rowan or their agents, representatives or others prior to the Closing Date shall not be deemed in any way in derogation or limitation of the covenants, representations and warranties made by or on behalf of Rowan or FNB in this Agreement.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, Rowan and FNB each has caused this Agreement to be executed in its name by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.

                                       ROWAN BANCORP, INC.


                                       By /s/ Bruce D. Jones
                                          -------------------------------------
                                          President and Chief Executive Officer


                                       FNB CORP.


                                       By /s/ Michael C. Miller
                                          -------------------------------------
                                          President and Chief Executive Officer

                                  SCHEDULES TO
                          AGREEMENT AND PLAN OF MERGER

SCHEDULE                                  DESCRIPTION

    A                                     Plan of Merger

    B                                     Form of Employment Agreement